PURCHASE AGREEMENT

                                  By and Among

                            Workflow Management, Inc.


                                  DirectPro LLC

                                       and

                            The Members Named Therein



                     made effective as of November 30, 1998

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                               PURCHASE AGREEMENT



           THIS PURCHASE AGREEMENT (the "Agreement") is made and entered into this 30th day of November, 1998, by and among Workflow Management, Inc., a Delaware corporation ("Buyer"), DirectPro LLC, a New York limited liability company (the "Company"), Robert Sands ("RS") and TLG Realty LLC, a New York limited liability company ("TLG"), the sole members of the Company (each a "Member" and collectively, the "Members"), and Richard Schlanger and Robert Fishbein, the sole members of TLG (each a "TLG Member" and collectively the "TLG Members").

                                   BACKGROUND

           The Members in the aggregate own all of the membership interests of the Company. This Agreement contemplates a transaction in which the Buyer will purchase from the Members, and the Members will sell to the Buyer, all of the membership interests of the Company (the "Membership Interests") for the cash consideration set forth herein.

           NOW,  THEREFORE,   in  consideration  of  the  premises  and  of  the
representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

           1.   PURCHASE OF MEMBERSHIP INTERESTS.

                1.1. Membership Interests. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Members will sell to Buyer, and Buyer will purchase from the Members, the Membership Interests for the Purchase Price (as defined below).

                1.2. Purchase Price.

                     (a)  For  purposes  of  this  Agreement,   the
"Purchase Price" shall be the amounts payable to the Members by Buyer as set forth below in this Section 1.2(a), which shall be payable in installments pursuant to Section 453(b) of the Internal Revenue Code of 1986, as amended ("Code") in the following manner:

                           (i) $6,690,215 of the Purchase Price shall be payable
in cash ("Cash Purchase Price"), as adjusted pursuant to Section 1.3. The Cash Purchase Price, as so adjusted, shall first be applied to satisfy the escrow obligations set forth in Section 1.4 and the balance shall be paid at Closing as set forth in Section 1.5(a).

                           (ii)  Certain  payments  shall be made to the Members
based upon the "Adjusted  EBITDA" of the Company,  as specifically  set forth in
Section 1.7 hereof. For purposes of the Code, 4.51% of such payments shall be treated as interest for income tax purposes, which is equal to the Applicable Federal Rate for Mid-Term Annual obligations as published by the Internal Revenue Service for November 1998 in Revenue Ruling 98-52.

                     (b) The Purchase Price has been calculated based upon the assumption that (i) the net worth of the Company, calculated in accordance with generally accepted accounting principles ("GAAP") consistently applied, is equal to or greater than $4,179 (the "Net Worth Target") as of the Closing and (ii) the sum of the Company's cash, cash equivalents, marketable securities, and accounts receivable less accounts payable, calculated in accordance with GAAP consistently applied, is equal to or greater than $1,037,218 as of the Closing ("Net Working Capital Target"); provided, however, that notwithstanding anything in GAAP to the contrary the Net Worth Target and Net Working Capital Target shall be calculated for purposes of this Agreement after giving effect to any expenses incurred by the Company (or the Members and paid by the Company) in connection with the transactions contemplated by this Agreement, distributions made by the Company to any of the Members, and the payments referred to in Section 1.2(d).

                     (c) In addition to the Purchase Price, at the Closing the Buyer shall pay to TLG $700,000 in full satisfaction of all amounts owed by the Company to TLG ("TLG Debt").

                     (d)  Pursuant  to the  terms  of a  Settlement
Agreement between the Company and Adcom, Inc. ("Adcom") dated November 30, 1998 ("Settlement Agreement"), on or before the Closing Date the Company and/or the Members shall pay, discharge, and satisfy in full certain portions of the liability of the Company reflected as the "Asset Purchase Obligation" on the Company Financial Statements (as defined in Section 3.10) and as further evidenced by the Consulting Agreement dated September 6, 1996, executed by the Company and Adcom (the "Asset Purchase Obligation"), all as specifically reflected in the Settlement Agreement; provided, however, that the Members (and not the Company) shall pay such portions of the Asset Purchase Obligation contemplated by the Settlement Agreement to the extent such payment by the Company would cause the Actual Company Net Worth (as defined in Section 1.3.(b)) to be less than the Net Worth Target or the Actual Company Net Working Capital (as defined in Section 1.3(b)) to be less than the Net Working Capital Target. After the Closing Date, the Company shall be liable to perform the obligations set forth in the Settlement Agreement (except for Section 1.B. of the Settlement Agreement).

                1.3. Post-Closing Adjustment.

                     (a) The Cash Purchase Price shall be subject to adjustment after the Closing Date as specified in this Section 1.3.

                     (b) Within one hundred twenty (120) days following the Closing Date, Buyer shall cause PriceWaterhouseCoopers ("Buyer's Accountant") to audit the Company's books to determine whether the Net Worth Target and the Net Working Capital Target have been met (the "Post-Closing Audit"). The parties acknowledge and agree that for purposes of determining the net worth and net working capital of the Company as of the Closing Date, the value of the assets of the Company shall, except with the prior written consent of Buyer, be calculated as provided in the last paragraph of Section 6.8 and shall be based upon a balance sheet which is consistent with the Company's unaudited balance sheet as of September 30, 1998 and income statement, statement of cash flows and statement of changes in members' equity for the nine-month period then ended (collectively, the "Interim Financials"). In the event that the Buyer's Accountant determines that the actual Company net worth as of the Closing Date or actual Company net working capital as of the Closing Date were less than the Net Worth Target or Net Working Capital Target, respectively, Buyer shall deliver a written notice (the "Financial Adjustment Notice") to the Members' Representative (as defined in Section 1.6), setting forth the determination of the actual Company net worth (the "Actual Company Net Worth") and actual Company net working capital ("Actual Company Net Working Capital"). Subject to the resolution of any dispute in connection with such determination as set forth in
Section 1.3(c), (i) if the Actual Company Net Worth or Actual Company Net Working Capital is less than the Net Worth Target or Net Working Capital Target, respectively, the Purchase Price, at the option of the Buyer, shall be adjusted by the greater of (x) the difference between the Net Worth Target and the Actual Closing Net Worth and (y) the difference between the Net Working Capital Target and Actual Closing Net Working Capital (any such adjustment the "Purchase Price Adjustment").

                     (c) The Members' Representative shall have thirty (30) days from the receipt of a Financial Adjustment Notice to notify Buyer if the Members dispute such Financial Adjustment Notice. If Buyer has not received a notice of such dispute within such thirty (30) day period, Buyer shall be entitled to receive from the Members (which may, at Buyer's sole discretion, be from the Pledged Assets as defined in Section 1.4) the Purchase Price Adjustment. If, however, the Members' Representative has delivered notice of such a dispute to the Buyer within such thirty (30) day period, then Buyer's Accountant and an accountant selected by the Members ("Members' Accountant") shall meet to discuss resolution of such dispute and if within 10 business days thereafter the Buyer's Accountant and Members' Accountant have not been able to resolve such dispute, then Buyer's Accountant and Members' Accountant shall mutually agree upon and select an independent accounting firm that has not represented any of the parties hereto within the preceding two (2) years. If Buyer's Accountant and Members' Accountant cannot agree upon such independent accounting firm, then the selection shall be made by an appropriate officer of the New York State Society of Certified Public Accountants. The independent accounting firm so selected shall review the Company's books and the Financial Adjustment Notice (and related information) to determine the amount, if any, of the Purchase Price Adjustment. The independent accounting firm shall be directed to consider only those agreements, contracts, commitments or other documents (or summaries thereof) that were either (i) delivered or made available to Buyer's Accountant in connection with the transactions contemplated hereby, or (ii) reviewed by Buyer's Accountant and Members' Accountant during the course of the Post-Closing Audit. The independent accounting firm shall make its determination of the Purchase Price Adjustment, if any, within thirty (30) days of its selection. The determination of the independent accounting firm shall be final and binding on the parties hereto. If there is a determination of a Purchase Price Adjustment, Buyer shall be entitled to receive from the Members (which may, at Buyer's sole discretion, be from the Pledged Assets as defined in Section 1.4) the Purchase Price Adjustment. The costs of the independent accounting firm shall be borne by the party (either Buyer or the Members as a group) whose determination of the Company's net worth at Closing was further from the determination of the independent accounting firm, or equally by Buyer and the Members in the event that the determination by the independent accounting firm is equidistant between the Net Worth Target and the Actual Company Net Worth.

                     (d) Buyer acknowledges that, prior to Closing, the Company has made distributions to the Members or other payments in an effort to ensure that the Actual Company Net Worth and Actual Company Net Working Capital are equal to, but not greater than, the Net Worth Target and Net Working Capital Target. Except in the event of fraud, willful misconduct, or gross negligence by the Members and the Company prior to Closing, the Buyer acknowledges that its sole remedy is a Purchase Price Adjustment pursuant to this Section 1.3 in the event that the Actual Company Net Worth or Actual Company Net Working Capital are less than the Net Worth Target or Net Working Capital Target, respectively.

                1.4. Pledged Assets.

                     (a) As collateral security for the payment of any Post-Closing adjustment to the Cash Purchase Price under Section 1.3, or any indemnification obligations of the Members or TLG Members pursuant to Article 8, the Members shall, and by execution hereof do, transfer to Kaufman & Canoles, a Virginia professional corporation ("Escrow Agent"), $500,000 of the Cash Purchase Price (the "Pledged Assets").

                     (b) The Pledged Assets shall be held by the Escrow Agent pursuant to the terms and conditions set forth in the Escrow Agreement ("Escrow Agreement") dated as of the date hereof by and among Buyer, the Members, the TLG Members and the Escrow Agent.

                     (c) The Pledged Assets shall be available to satisfy any Post-Closing adjustment to the Cash Purchase Price pursuant to Section 1.3 and any indemnification obligations of the Members or TLG Members pursuant to
Article 8, until May 31, 1999, (the "Release Date"). Promptly following the Release Date, subject to the specific terms and conditions of the Escrow Agreement, the Escrow Agent shall return or cause to be returned to the Members (in such proportions as directed by the Members' Representative) the Pledged Assets, less Pledged Assets having an aggregate value equal to the amount of (i) any Post-Closing adjustment to the Cash Purchase Price under Section 1.3 (including any Post-Closing adjustment to the Cash Purchase Price that is subject to dispute under the terms and conditions of Section 1.3), (ii) any pending claim for indemnification made by any Indemnified Party (as defined in Article 8), and (iii) any indemnification obligations of the Members pursuant to
Article 8.

                1.5. Payment of Cash; Ownership Rights in Membership Interests.

                     (a) Buyer to Provide Cash. In exchange for the Membership Interests, Buyer shall cause to be paid to the Members by wire transfer in immediately available federal funds the Cash Purchase Price and shall pay to TLG the TLG Debt. Such payment of the Cash Purchase Price and TLG Debt shall be made as follows:

                          (i)  At the Closing  $6,890,215  shall be
paid to Tannenbaum Dubin & Robinson, LLP ("TD&R"), as attorneys for the Members, which reflects payment of (a) the Cash Purchase Price less the Pledged Assets and (b) the TLG Debt; and

                          (ii) At  the  Closing   $500,000,   which
represents the Pledged Assets, shall be delivered to the Escrow Agent in accordance with Section 1.4.

                     In  the  event  of  any  additional   payments
pursuant to Sections 1.4 and 1.7 such payments shall also be made by wire transfer in immediately available federal funds as directed by the Members' Representative. Buyer shall have no liability of any nature whatsoever for any acts or omissions by TD&R in connection with TD&R's distributions of (or failure to distribute) the Cash Purchase Price or the payments of the TLG Debt to the Members.

                     (b)  No   Further   Ownership   Rights   in
Membership Interests of the Company. The payment of the Cash Purchase Price to the Members shall be deemed to have been delivered in full satisfaction of all rights pertaining to the Membership Interests, and following the Closing, the Members shall have no further rights to, or ownership in, such Membership Interests.

                1.6. Members' Representative.

                     (a) Each Member, by signing this Agreement, designates Marvin S. Robinson to be the Members' Representative for purposes of this Agreement. The Members shall be bound by any and all actions taken by the Members' Representative on their behalf. The Members (and not the Company or the Buyer) shall pay all costs, fees and expenses charged by the Members' Representative after the Closing Date in connection with the performance of his duties and provision of his services under the terms of this Agreement.

                     (b) Buyer shall be entitled to rely upon any communication or writings given or executed by the Members' Representative. All communications or writings to be sent to the Members pursuant to this Agreement may be addressed to the Members' Representative and any communication or writing so sent shall be deemed notice to all of the Members hereunder. The Members hereby consent and agree that the Members' Representative is authorized to accept deliveries, including any notice, on behalf of the Members pursuant hereto.

                     (c) The Members' Representative is hereby appointed and constituted the true and lawful attorney-in-fact of each Member, with full power in his or its name and on his or its behalf to act according to the terms of this Agreement in the absolute discretion of the Members' Representative; and in general to do all things and to perform all acts including, without limitation, executing and delivering all agreements, certificates, receipts, instructions and other instruments contemplated by or deemed advisable in connection with
Article 8 of this Agreement. This power of attorney and all authority hereby conferred is granted subject to the interest of the other Members hereunder and in consideration of the mutual covenants and agreements made herein, and shall be irrevocable and shall not be terminated by any act of any Member, by operation of law, whether by such Member's death or any other event.

                1.7. Post-Closing Earn-Out.

                     (a) For (i) the period commencing on December 1, 1998, and ending December 31, 1998 ("Initial Fiscal Period"), (ii) for the full calendar years 1999 and 2000, and (iii) the period commencing January 1, 2001, and ending on November 30, 2001 (such periods individually an "Annual Earn-out Period"), the Members shall be entitled to receive from the Buyer fifty percent (50%) of the Adjusted EBITDA (as defined herein) of the Company for any Annual Earn-out Period, subject to the Maximum Earn-out Obligation (as defined in Section 1.7(i)) and such other specific terms, conditions and limitations as are set forth in this Section 1.7 (such payments the "Earn-out"). Any Earn-out due shall be payable in cash by March 31 of the year following the Annual Earn-out Period for which an Earn-out is due ("Earn-out Payment Date"), such that the first Earn-out, if any, would be payable March 31, 1999, and the last Earn-out, if any, would be payable March 31, 2002. Unless otherwise directed in writing by the Members' Representative, Earn-outs shall be paid to TD&R, as attorneys for the Members. Any payment of the Earn-out not paid on or before an Earn-out Payment Date shall bear interest thereafter at the rate of 18% per annum, or the highest legal rate chargeable under the laws of the State of Delaware, whichever is less.

                     (b) "Adjusted EBITDA" for any Annual Earn-out Period shall mean the Company's earnings before interest, taxes, depreciation and amortization as adjusted to reflect add-backs of one time, non-recurring costs incurred by the Company, as specifically agreed to by the Company and the Members and reflected on the Earn-out Statements (as defined below) ("Add Backs"). The Company specifically agrees that such Add-Backs shall include bonus payments payable pursuant to Exhibit A of the Employment Agreement being entered into on the date hereof by the Company and RS. Buyer shall prepare a statement of Adjusted EBITDA for each Annual Earn-out Period (collectively, "Earn-out Statements"). Each Earn-out Statement shall be delivered to the Members' Representative no later than March 31 of each year following the Annual Earn-out Period.

                     (c) The Members' Representative shall have sixty (60) days from the receipt of any Earn-out Statement to notify the Buyer if it disputes such Earn-out Statement. If the Members' Representative has delivered notice of such a dispute to the Buyer within such sixty (60) day period, then Buyer's Accountant and Members' Accountant shall meet to discuss resolution of such dispute and if within 10 business days thereafter, the Buyer's Accountant and Members' Accountant are not able to resolve such dispute, then Buyer's Accountant and Members' Accountant shall mutually agree upon and select an independent accounting firm that has not represented any of the parties hereto within the preceding two (2) years. If the Buyer's Accountant and Members'
Accountant cannot agree upon such independent accounting firm, then the selection shall be made by an appropriate officer of the New York State Society of Certified Public Accountants. The independent accounting firm so selected shall review the Company's books and the Earn-out Statements (and related information) to determine the amount, if any, of the Earn-out. The independent accounting firm shall be directed to consider all agreements, contracts, commitments or other documents (or summaries thereof) that it determines should be considered in accordance with GAAP and the terms of this Agreement to make the determination of the Earn-out. The independent accounting firm shall make its determination of the Earn-out, if any, within thirty (30) days of its selection. The determination of the independent accounting firm shall be final and binding on the parties hereto. If there is a determination that the Members are owed an Earn-out in excess of that paid by Buyer for any particular Annual Earn-out Period, Buyer shall immediately pay the difference between the Earn-out previously paid and the Earn-out owed to the Members as directed by the Members' Representative. If there is a determination that the Buyer has paid an Earn-out in excess of that which is due to the Members for any particular Annual Earn-out Period, then the Members shall immediately refund such excess to the Buyer. The costs of the independent accounting firm shall be borne by the party (either Buyer or the Members as a group) whose determination of the Earn-out was further from the determination of the independent accounting firm, or equally by Buyer and the Members as a group in the event that the determination by the independent accounting firm is equidistant between the determination of the Earn-out by the Buyer and Members, respectively.

                     (d) To the extent that the Company has a negative Adjusted EBITDA during any Annual Earn-out Period (such amount an "Adjusted EBITDA Loss"), the Adjusted EBITDA Loss shall be carried forward to the subsequent Annual Earn-out Period(s) and aggregated with the Adjusted EBITDA (or Adjusted EBITDA Loss) for such subsequent Annual Earn-out Period(s) for purposes of determining the Earn-out, if any, due for such subsequent Annual Earn-out Period(s). All Adjusted EBITDA Losses shall continue to be carried forward on an annual basis until such time as Adjusted EBITDA profits are fully offset by the total amount of the Adjusted EBITDA Losses. Any Adjusted EBITDA Losses will not effect prior payments of Earn-outs for Annual Earn-out Periods in which the Company had positive Adjusted EBITDA.

                     (e) In the event that, after the date of this Agreement, the Company is merged (or otherwise consolidated) into Buyer or any direct or indirect subsidiary of Buyer (any such entity a "Merger Affiliate") such that the Company is not the surviving entity under applicable law, the Earn-out shall only be payable with respect to the business and operations conducted by the Company as of the date of this Agreement and without reference to the business and operations of the Merger Affiliate. For purposes of calculating the Earn-out payable under this Section 1.7 after a merger or other consolidation by the Company and a Merger Affiliate, the Buyer shall cause such Merger Affiliate to
(i) conduct the Company's former business and operations as a division of the Merger Affiliate ("Company Division") and (ii) maintain such financial reporting systems as are necessary to accurately calculate the Adjusted EBITDA (or Adjusted EBITDA Losses) of the Company Division.

                     (f) Except as otherwise expressly agreed to by Buyer, the Earn-out shall only be payable with respect to the business and operations currently conducted by the Company (or by the Company Division) and without reference to any other entity hereafter merged into or otherwise consolidated with the Company. In the event that the Buyer causes any entity to merge or otherwise consolidate into the Company such that the Company is the surviving entity under applicable law, the Company shall maintain such financial reporting systems as are necessary to accurately calculate the Adjusted EBITDA (or Adjusted EBITDA Losses) of the Company (or the Company Division) without taking into account the results of any other operations of the Company or any such other entity. In addition, no Earn-out shall be payable with respect to any Adjusted EBITDA attributable to product lines offered by Buyer or their direct or indirect subsidiaries that are not currently offered by the Company.

                     (g) Notwithstanding anything in this Section 1.7 to the contrary, for purposes of determining Adjusted EBITDA under this Section 1.7, no effect shall be given to (i) any corporate overhead expenses charged by Buyer to the Company or (ii) any accounting or legal expenses charged or billed to the Company in excess of $50,000 during any one Annual Earn-out Period (or as appropriately pro-rated for any Annual Earn-out Period that is less than twelve
(12) months) other than legal expenses incurred by the Buyer or the Company in connection with matters directly related to the business, assets or properties of the Company.

                     (h) Notwithstanding anything in this Section 1.7 to the contrary, Buyer shall have the right to reduce any amounts otherwise payable as an Earn-out by the amount of any indemnification obligations of the Members or TLG Members under Article 8.

                     (i) Notwithstanding anything in this Section 1.7 to the contrary, in no event shall the aggregate Earn-outs paid to the Members under this Section 1.7 exceed $2,070,058 ("Maximum Earn-out Obligation"). At such time as Buyer has paid to the Members Earn-outs equal to the Maximum Earn-out Obligation, no further amounts shall be owed by Buyer to the Members under this
Section 1.7. In the event that Buyer fails to (i) prepare an Earn-out Statement for any Earn-out Period and (ii) pay an Earn-out to the Members (if due) within thirty (30) days of an Earn-out Payment Date, Buyer shall pay the difference between $2,070,058 and any payments previously made on account of the Earn-out in equal annual installments on March 31, in each of 1999 (if applicable), 2000 (if applicable), 2001 (if applicable), and 2002, together with interest on the declining balance from the Closing at 12% per annum.

                1.8. Accounting Terms. Except as otherwise expressly provided herein or in the Schedules, all accounting terms used in this Agreement shall be interpreted, and all financial statements, Schedules, certificates and reports as to financial matters required to be delivered hereunder shall be prepared, in accordance with GAAP consistently applied.

           2.   CLOSING.

                The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place through the delivery of executed originals or facsimile counterparts of all documents required hereunder on such date that all conditions to Closing shall have been satisfied or waived, or at such other time and date as Buyer, the Company and the Members may mutually agree, which date shall be referred to as the "Closing Date."

           3.   REPRESENTATIONS  AND  WARRANTIES OF THE COMPANY AND THE MEMBERS.

                To induce Buyer to enter into this Agreement and consummate the transactions contemplated hereby, each of the Company, the Members and the TLG Members jointly and severally, represents and warrants to Buyer as follows (for purposes of this Agreement, the phrases "knowledge of the Company" or the "Company's knowledge," or words of similar import, mean the knowledge of the Members, the TLG Members and the managers and officers of the Company and its Subsidiary (as defined in Section 3.6(a)), including facts of which the managers and officers, in the reasonably prudent exercise of their duties, should be aware):

                3.1. Due Organization. The Company and its Subsidiary are limited liability companies duly organized, validly existing and in good standing under the laws of the jurisdiction of their organization and are duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to own, operate and lease their properties and to carry on their business in the places and in the manner as now conducted. Schedule 3.l hereto contains a list of all jurisdictions in which the Company and its Subsidiary are authorized or qualified to do business. The
Company and its Subsidiary are in good standing as foreign limited liability companies in each jurisdiction in which the character of the property owned, leased or operated by the Company and its Subsidiary or the nature of the business or activities conducted by the Company and its Subsidiary makes such qualification necessary. The Company and its Subsidiary have delivered to Buyer true, complete and correct copies of the Articles of Organization and Operating Agreements of the Company and its Subsidiary. Such Articles of Organization and Operating Agreements are collectively referred to as the "Charter Documents." The Company and its Subsidiary are not in violation of any Charter Documents. There are no minute books for the Company or its Subsidiary.

                3.2. Authorization; Validity. The Company has the full legal right, power and authority to enter into this Agreement and the transactions contemplated hereby and to perform its obligations pursuant to the terms of this Agreement. Each Member and TLG Member has the full legal right and authority to enter into this Agreement and the transactions contemplated hereby and to perform its respective obligations pursuant to the terms of this Agreement. The execution and delivery of this Agreement by the Company and the performance by the Company of the transactions contemplated herein have been duly and validly authorized by the Members and this Agreement has been duly and validly authorized by all necessary action. This Agreement is a legal, valid and binding obligation of the Company, each Member, and each TLG Member enforceable in accordance with its terms.

                3.3. No Conflicts. The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof will not:

                     (a) conflict with, or result in a breach or violation of, any of the Charter Documents;

                     (b) Except as set forth on Schedule 3.19(d), conflict with, or result in a default (or would constitute a default but for any requirement of notice or lapse of time or both) under, any document, agreement or other instrument to which the Company or its Subsidiary or any Member or TLG Member is a party or by which the Company or its Subsidiary or any Member or TLG Member is bound, or result in the creation or imposition of any lien, charge or encumbrance on any of the Company's or its Subsidiary's properties pursuant to
(i) any law or regulation to which the Company or its Subsidiary or any Member or TLG Member or any of their respective property is subject, or (ii) any judgment, order or decree to which the Company's or its Subsidiary or any Member or TLG Member is bound or any of their respective property is subject;

                     (c) result in termination or any impairment of any permit, license, franchise, contractual right or other authorization of the Company or its Subsidiary; or

                     (d) violate any law, order, judgment, rule, regulation, decree or ordinance to which the Company or its Subsidiary or any Member or TLG Member is subject or by which the Company or its Subsidiary or any Member or TLG Member is bound including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), together with all rules and regulations promulgated thereunder.

                3.4. Matters Relating to Membership Interests. The Membership Interests are owned of record and beneficially by the Members in the amounts set forth in Schedule 3.4 free and clear of all Liens except for any Liens arising pursuant to Charter Documents (defined below). No person other than the Members owns any membership interest or other equitable interest in the Company. All of the Membership Interests were offered, issued, sold and delivered by the Company and its Subsidiary in compliance with all applicable state and federal laws concerning the issuance of securities. Further, none of the Membership Interests was issued in violation of any preemptive or similar rights. There are no voting agreements or voting trusts with respect to the Membership Interests of the Company or the membership interests of the Company's Subsidiary. For purposes of this Agreement, "Lien" means any mortgage, security interest, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, preference, priority or other security agreement, option, warrant, attachment, right of first refusal, preemptive, conversion, put, call or other claim or right, restriction on transfer (other than restrictions imposed by federal and state securities laws), or preferential arrangement of any kind or nature whatsoever (including any restriction on the transfer of any assets, any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

                3.5. Options and Similar Rights with Respect to Membership Interests. Except as set forth in the Charter Documents, no option, warrant, call, subscription right, conversion right or other contract or commitment of any kind exists of any character, written or oral, which may obligate the Company or its Subsidiary to issue, sell or otherwise become outstanding any membership interests or other equity securities. Neither the Company nor its Subsidiary have any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of their equity securities or any interests therein or to pay or make any distribution in respect thereof. As a result of the transactions contemplated by this Agreement, Buyer will be the record and beneficial owner of all membership and equitable interests of the Company and rights to acquire membership and equitable interests of the Company.

                3.6. Subsidiary, Stock, and Notes.

                     (a) The Company has no Subsidiary other than DirectPro West, LLC, an Ohio limited liability company. For purposes of this Agreement, "Subsidiary" means any corporation, partnership, limited liability company, association or other business entity of which a person (as defined in Section 10.14) owns, directly or indirectly, more than 50% of the voting securities thereof.

                     (b) Except as set forth on Schedule 3.6(b), neither the Company nor its Subsidiary presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, limited liability company, association or other business entity, nor are the Company or its Subsidiary, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

                     (c) Except as set forth on Schedule 3.6(c), there are no promissory notes that have been issued to, or are held by, the Company or its Subsidiary.

                3.7. Complete Copies of Materials. The Company has delivered to Buyer true and complete copies of each agreement, contract, commitment unless otherwise indicated in the Schedules or other document (or summaries thereof) that is referred to in the Schedules unless otherwise indicated in the Schedules or that has been requested by Buyer in writing.

                3.8. Absence of Claims Against  Company.  No Member
or  TLG  Member  has  any  claims   against   the  Company  or  its
Subsidiary.

                3.9. Company Financial Conditions.

                     (a)  The   Company's   net  worth   (i) as  of
December 31, 1997, was not less than $4,179, and (ii) as of the Closing will not be less than the Net Worth Target subject to Section 1.3(d).

                     (b) The Company's sales for (i) its fiscal year ending December 31, 1997 were not less than $4,760,001 and (ii) subject to normal year end adjustment, the nine-month period ending September 30, 1998 were not less than $4,026,544.

                     (c) The Company's Adjusted EBITDA (after the addition of "add-backs" set forth on Schedule 3.9(c)) for (i) its fiscal year ending December 31, 1997 was not less than $1,379,234 and (ii) the nine-month period ended September 30, 1998, was not less than $1,076,211.

                     (d) The sum of the Company's cash, cash equivalents, marketable securities, and accounts receivable less the Company's accounts payable ("Company Net Working Capital") as of the Closing will be no less than the Company Net Working Capital Target subject to Section 1.3(d).

                     (e)  The   sum   of   the   Company's    total
obligations under capital leases shall be no greater than $55,858 as of the Closing. For purposes of Section 3.9(a) and (c), calculation of amounts as of the Closing shall be made in accordance with the last paragraph of Section 6.8.

                3.10. Financial Statements. Schedule 3.10 includes (a) true, complete and correct copies of the Company's audited balance sheet as of
December 31, 1997 (the end of its most recent completed fiscal year), and statement of income, statement of cash flows and statement of changes in members' equity for the year ended December 31, 1997 (collectively the "Audited Financials") and (b) true, complete and correct copies of the Interim Financials, which includes the Company's consolidated, unaudited balance sheet (the "Interim Balance Sheet") as of September 30, 1998 (the "Balance Sheet Date") (the Interim Financials together with the Audited Financials, the "Company Financial Statements"). Except as noted on the auditors' report accompanying the Audited Financials, the Company Financial Statements have been prepared in accordance with GAAP consistently applied, subject, in the case of the Interim Financials, (i) to normal year-end audit adjustments, which individually or in the aggregate will not be material and (ii) the exceptions stated on Schedule 3.10. Each balance sheet included in the Company Financial Statements presents fairly the financial condition of the Company and its Subsidiary on a consolidated basis as of the date indicated thereon except that the Subsidiary was not in existence in 1997, and each of the income statements, statement of cash flows and statement of changes in members' equity included in the Company Financial Statements presents fairly the results of operations of the Company and its Subsidiary on a consolidated basis for the periods indicated thereon except that the Subsidiary was not in existence in 1997. Since the dates of the Company Financial Statements, there have been no material changes in the Company's accounting policies.

                3.11.Liabilities and Obligations.

                     (a) As of the Closing Date, the Company and its Subsidiary are not liable for or subject to any liabilities except for: (i) those liabilities reflected on the Interim Balance Sheet and not previously paid or discharged;

                          (ii) those  liabilities  arising  in  the
ordinary course of their business consistent with past practice under any contract, commitment or agreement specifically disclosed on any Schedule to this Agreement or not required to be disclosed thereon because of the term or amount involved or otherwise; and

                          (iii) those  liabilities   incurred  since
the Balance Sheet Date in the ordinary course of business consistent with past practice, which liabilities are not, individually or in the aggregate, material.

                     (b) Except for the Subsidiary and the creation of the Techcom division, there are no plans or projects involving the opening of new operations, expansion of any existing operations or the acquisition of any real property or existing business, to which management of the Company or its Subsidiary has made any material expenditure in the two-year period prior to the date of this Agreement, which if pursued by the Company or its Subsidiary would require additional material expenditures of capital.

                     (c) For purposes of this Section 3.11, the term "liabilities" shall include without limitation any direct or indirect liability, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, either accrued, absolute, contingent, mature, unmature or otherwise and whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured. Schedule 3.11(c) contains a complete list of all indebtedness of the Company and its Subsidiary as of the Closing which is in excess of $5,000 to any one obligee.

                3.12. Books and Records. The Company has made and kept books and records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of the Company and its Subsidiary. Neither the Company nor its Subsidiary has engaged in any transaction, maintained any bank account, or used any corporate funds except for transactions, bank accounts, and funds which have been and are reflected in their normally maintained books and records.

                3.13. Bank Accounts; Powers of Attorney. Schedule 3.13 sets forth a complete and accurate list as of the date of this Agreement, of:

                     (a) the name of each financial institution in which the Company or its Subsidiary has any account or safe deposit box;

                     (b) the names in which the accounts or boxes are held;

                     (c) the type of account;

                     (d) the name of each person authorized to draw thereon or have access thereto; and

                     (e) the name of each person, corporation, firm or other entity holding a general or special power of attorney from the Company or its Subsidiary and a description of the terms of such power.

                3.14. Accounts and Notes Receivable. Schedule 3.14 is a complete and accurate list, as of November 23, 1998, of the accounts and notes receivable of the Company and its Subsidiary (including without limitation receivables from and advances to employees and the Members), which includes an aging of all accounts and notes receivable showing amounts due in thirty (30) day aging categories (collectively, the "Accounts Receivable"). All Accounts Receivable represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. The Accounts Receivable are current and collectible net of any respective reserves shown on the Company's books and records (which reserves are adequate and calculated consistent with past practice). Subject to such reserves, each of the Accounts Receivable will be collected in full, without any set-off, within 120 days after the day on which it first became due and payable. There is no contest, claim, or right of set-off, other than rebates and returns in the ordinary course of business, under any contract with any obligor of an Account Receivable relating to the amount or validity of such Account Receivable.

                3.15. Permits. The Company and its Subsidiary own or hold all licenses, franchises, permits and other governmental authorizations, including without limitation permits, titles (including without limitation motor vehicle titles and current registrations), fuel permits, licenses and franchises necessary for the continued operation of their business as currently being conducted (the "Permits"). The Permits are valid, and neither the Company nor its Subsidiary have received any notice that any governmental authority intends to modify, cancel, terminate or fail to renew any Permit. No present or former officer, manager, member or employee of the Company or any Subsidiary or affiliate thereof, or any other person, firm, corporation or other entity, owns or has any proprietary, financial or other interest (direct or indirect) in any Permits. The Company and its Subsidiary have conducted and are conducting their business in compliance with the requirements, standards, criteria and conditions set forth in the Permits and other applicable orders, approvals, variances, rules and regulations and are not in violation of any of the foregoing. The transactions contemplated by this Agreement will not result in a default under, or a breach or violation of, or adversely affect the rights and benefits afforded to the Company or its Subsidiary, by any Permit.

                3.16. Real Property.

                     (a) For purposes of this Agreement, "Real Property" means all interests in real property including, without limitation, fee estates, leaseholds and subleaseholds, purchase options, easements, licenses, rights to access, and rights of way, and all buildings and other improvements thereon, owned or used by the Company or its Subsidiary, together with any additions thereto or replacements thereof. The representations set forth in this Section
3.16 are limited to the portion of the Real Property which is leased by the Company or its Subsidiary.

                     (b) Schedule 3.16(b) contains a complete and accurate description of all Real Property leased by the Company or its Subsidiary, (including street address, legal description (where known), owner, and use thereof) and, to the Company's knowledge, any claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges, covenants, easements, restrictions, encroachments, leases, or encumbrances of any nature thereon ("Encumbrances"). Neither the Company nor its Subsidiary own any Real Property. The Real Property listed on Schedule 3.16 includes all interests in real property necessary to conduct the business and operations of the Company and its Subsidiary.

                     (c)  Except  as set  forth  in  Schedule  3.16(c):

                          (i) The Company and its Subsidiary have good and valid
rights of ingress and egress to and from all Real Property from and to the public street systems for all usual street, road and utility purposes.

                          (ii)  The  Real  Property  and all  present  uses  and
operations of the Real Property comply with all applicable statutes, rules, regulations, ordinances, orders, writs, injunctions, judgments, decrees, awards or restrictions of any government entity having jurisdiction over any portion of the Real Property (including, without limitation, applicable statutes, rules, regulations, orders and restrictions relating to zoning, land use, safety, health, employment and employment practices and access by the handicapped) (collectively, "Laws"), covenants, conditions, restrictions, easements, disposition agreements and similar matters affecting the Real Property except that the Company makes no representation with respect to Laws for which the landlord has the sole obligation for compliance pursuant to such law or the applicable lease. The Company and its Subsidiary have obtained all approvals of governmental authorities (including certificates of use and occupancy, licenses and permits) required in connection with the use, occupation, and operation of the Real Property.

                          (iii)  There  are no  pending  or,  to  the  Company's
knowledge, threatened condemnation, fire, health, safety, building, zoning or other land use regulatory proceedings, lawsuits or administrative actions relating to any portion of the Real Property or any other matters which do or may adversely effect the current use, occupancy or value thereof, nor has the Company, its Subsidiary or any of the Members received notice of any pending or threatened special assessment proceedings affecting any portion of the Real Property which is not in accordance with the leases for the Real Property.

                          (iv) No portion of the Real  Property has suffered any
damage by fire or other casualty which has not heretofore been completely repaired and restored to its original condition.

                          (vi)  There are no parties  other than the  Company or
its Subsidiary in possession of any of the Real Property or any portion thereof, and there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of the Real Property or any portion thereof.

                          (vii)  Neither  the  Company  nor its  Subsidiary  are
parties to any outstanding options or rights of first refusal to purchase the Real Property, or any portion thereof or interest therein. The Company and its Subsidiary have not transferred any air rights or development rights relating to the Real Property.

                          (viii)  Neither  the Company  nor its  Subsidiary  are
parties to any service contracts or other agreements relating to the use or operation of the Real Property.

                          (ix) To the  Company's  knowledge,  no  portion of the
Real Property is located in a wetlands area, as defined by Laws, or in a designated or recognized flood plain, flood plain district, flood hazard area or area of similar characterization. No commercial use of any portion of the Real Property will violate any requirement of the United States Corps of Engineers or Laws relating to wetlands areas.

                          (x) All real property taxes and assessments  that have
become due and payable by the Company or its Subsidiary prior to the Closing and which have been billed by the landlords with respect to the Real Property have been paid or will be paid at or prior to Closing or will be accrued as an account payable.

                          (xi) All oral or written leases, subleases,  licenses,
concession agreements or other use or occupancy agreements pursuant to which the Company or its Subsidiary lease from any other party any real property, including all amendments, renewals, extensions, modifications or supplements to any of the foregoing or substitutions for any of the foregoing (collectively, the "Leases") are valid and in full force and effect. The Company has provided Buyer with true and complete copies of all of the Leases, all amendments, renewals, extensions, modifications or supplements thereto, and all correspondence pursuant to which any party to any of the Leases declared a default thereunder or provided notice of the exercise of any option granted to such party under such Lease. The Leases and the Company's interests thereunder are free of all Liens.

                          (xii)  None of the  Leases  requires  the  consent  or
approval of any party thereto in connection with the consummation of the transactions contemplated hereby.

                3.17.Personal Property.

                     (a) Schedule 3.17(a) sets forth a complete and accurate list of all personal property included on the Interim Balance Sheet and all other personal property owned or leased by the Company or its Subsidiary with a current book value in excess of $2,500 both (i) as of the Balance Sheet Date and
(ii) acquired since the Balance Sheet Date, including in each case true, complete and correct copies of leases for material equipment and an indication as to which assets are currently owned, or were formerly owned, by any Member or business or personal affiliates of any Member or of the Company or its Subsidiary.

                     (b) The Company and its Subsidiary currently own or lease all personal property necessary to conduct the business and operations of the Company and its Subsidiary as they are currently being conducted.

                     (c) Except as set forth on Schedule 3.17, all of the trucks and other material, machinery and equipment of the Company and its Subsidiary, including those listed on Schedule 3.17(a), are in good working order and condition, ordinary wear and tear excepted. All leases set forth on Schedule 3.17(a) are in full force and effect and constitute valid and binding agreements, and the Company and its Subsidiary are not in breach of any of their terms. All fixed assets used by the Company or its Subsidiary that are material to the operation of their business are either owned by the Company or its Subsidiary or leased under an agreement listed on Schedule 3.17(a).

                3.18.Intellectual Property.

                     (a) The Company and its Subsidiary are the true and lawful owners of, or are licensed or otherwise possess legally enforceable rights to use the registered and unregistered Marks (as defined below) listed on Schedule 3.18(a). Such schedule lists (i) all of the Marks registered in the United
States Patent and Trademark Office ("PTO") or the equivalent thereof in any state of the United States or in any foreign country, and (ii) all of the unregistered Marks, that the Company or its Subsidiary now own or use in connection with their business. Except with respect to those Marks shown as licensed on Schedule 3.18(a), the Company and its Subsidiary own all of the registered and unregistered trademarks, service marks, and trade names that they use. The Marks listed on Schedule 3.18(a) will not cease to be valid rights of the Company or its Subsidiary by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. For purposes of this Section 3.18, the term "Mark" shall mean all right, title and interest in and to any United States or foreign trademarks, service marks and trade names now held by the Company or its Subsidiary, including any registration or application for registration of any trademarks and services marks in the PTO or the equivalent thereof in any state of the United States or in any foreign country, as well as any unregistered marks used by the Company or its Subsidiary, and any trade dress (including logos, designs, company names, business names, fictitious names and other business identifiers) used by the Company or its Subsidiary in the United States or any foreign country.

                     (b) The Company and its Subsidiary are the true and lawful owners of, or are licensed or otherwise possess legally enforceable rights to use, all rights in the Patents (as defined below) listed on Schedule 3.18(b)(i) and in the Copyright (as defined below) registrations listed on Schedule 3.18(b)(ii). Such Patents and Copyrights constitute all of the Patents and Copyrights that the Company or its Subsidiary now own or are licensed to use. The Company or its Subsidiary own or are licensed to practice under all patents and copyright registrations that the Company or its Subsidiary now own or use in connection with their business. For purposes of this Section 3.18, the term "Patent" shall mean any United States or foreign patent to which the Company or its Subsidiary has title as of the date of this Agreement, as well as any application for a United States or foreign patent made by the Company or its Subsidiary; the term "Copyright" shall mean any United States or foreign copyright owned by the Company or its Subsidiary as of the date of this Agreement, including any registration of copyrights, in the United States Copyright Office or the equivalent thereof in any foreign county, as well as any application for a United States or foreign copyright registration made by the Company or its Subsidiary.

                     (c) The Company and its Subsidiary are the true and lawful owners of, or are licensed or otherwise possess legally enforceable rights to use, all rights in the trade secrets, franchises, or similar rights (collectively, "Other Rights") listed on Schedule 3.18(c). Those Other Rights constitute all of the Other Rights that the Company or its Subsidiary now own or are licensed to use. The Company or its Subsidiary own or are licensed to practice under all trade secrets, franchises or similar rights that they own, use or practice under.

                     (d) The Marks, Patents, Copyrights, and Other Rights listed on Schedules 3.18(a), 3.18(b)(i), 3.18(b)(ii), and 3.18(c) are referred to collectively herein as the "Intellectual Property." The Intellectual Property owned by the Company or its Subsidiary is referred to herein collectively as the "Company Intellectual Property." All other Intellectual Property is referred to herein collectively as the "Third Party Intellectual Property." Except as indicated on Schedule 3.18(d), neither the Company nor its Subsidiary have any obligation to compensate any person for the use of any Intellectual Property nor has the Company or its Subsidiary granted to any person any license, option or other rights to use in any manner any Intellectual Property, whether requiring the payment of royalties or not.

                     (e) Neither the Company nor its Subsidiary are, nor will they be as a result of the execution and delivery of this Agreement or the performance of their obligations hereunder, in violation of any Third Party Intellectual Property license, sublicense or agreement described in Schedule 3.18(a), (b), or (c). No claims with respect to the Company Intellectual Property or Third Party Intellectual Property are currently pending or, to the knowledge of the Company, are threatened by any person, nor, to the Company's knowledge, do any grounds for any claims exist: (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by the Company or its Subsidiary infringes on any copyright, patent, trademark, service mark or trade secret; (ii) against the use by the Company or its Subsidiary of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Company's or its Subsidiary's business as currently conducted by the Company or its Subsidiary; (iii) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property or other trade secret material to the Company or its Subsidiary; or (iv) challenging the Company's or its Subsidiary's license or legally enforceable right to use of the Third Party Intellectual Property. To the Company's knowledge, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third party. Neither the Company nor its Subsidiary
(x) has been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim or infringement of trade secrets, any patents, trademarks, service marks, or copyrights and which has not been finally terminated or been informed or notified by any third party that the Company or its Subsidiary may be engaged in such infringement or (y) has knowledge of any infringement liability with respect to, or infringement by, the Company or its Subsidiary of any trade secret, patent, trademark, service mark, or copyright of another.

                3.19.Significant Customers; Material Contracts and
Commitments.

                     (a) Schedule 3.19(a) sets forth a complete and accurate list of all Significant Customers and Significant Suppliers. For purposes of this Agreement, "Significant Customers" are the twelve (12) customers that have effected the most purchases, in dollar terms, from the Company and its Subsidiary on a consolidated basis during each of the past four (4) fiscal quarters, and "Significant Suppliers" are the twenty (20) suppliers who supplied the largest amount by dollar volume of products or services to the Company and its Subsidiary on a consolidated basis during the twelve (12) months ending on the Balance Sheet Date.

                     (b) Schedule 3.19(b) contains a complete and accurate list of all contracts, commitments, leases, instruments, agreements, licenses or permits, written or oral, to which the Company or its Subsidiary are a party or by which they or their properties are bound (including without limitation contracts with Significant Customers, joint venture or partnership agreements, contracts with any labor organizations, employment agreements, consulting agreements, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements) (i) to which the Company and any affiliate or Subsidiary of the Company or any officer, manager or member of the Company or any Subsidiary are parties ("Related Party Agreements"); (ii) that may give rise to obligations or liabilities exceeding, during the current term thereof, $5,000, or (iii) that may generate revenues or income exceeding, during the current term thereof, $5,000 (collectively with the Related Party Agreements, the "Material Contracts"). The Company has delivered to Buyer true, complete and correct copies of the Material Contracts.

                     (c) Except to the extent set forth on Schedule 3.19(c), (i) none of the Significant Customers has canceled or substantially reduced or, to the knowledge of the Company, is currently attempting or threatening to cancel or substantially reduce, any purchases from the Company or its Subsidiary, (ii) none of the Significant Suppliers has canceled or substantially reduced or, to the knowledge of the Company, is currently attempting to cancel or substantially reduce, the supply of products or services to the Company or its Subsidiary,
(iii) the Company and its Subsidiary have complied with all of their commitments and obligations and are not in default under any of the Material Contracts, and no notice of default has been received with respect to any thereof, and (iv) there are no Material Contracts that were not negotiated at arm's length. The Company and its Subsidiary have not received any material customer complaints concerning their products and/or services, nor have they had any of their products returned by a purchaser thereof except for normal warranty returns consistent with past history and those returns that would not result in a reversal of any material revenue.

                     (d) Each Material Contract, except those terminated pursuant to Section 5.5, is valid and binding on the Company or its Subsidiary and is in full force and effect and is not subject to any default thereunder by any party obligated to the Company or its Subsidiary pursuant thereto. The Company and its Subsidiary have obtained all necessary consents, waivers and approvals of parties to any Material Contracts that are required in connection with any of the transactions contemplated hereby, or are required by any governmental agency or other third party or are advisable in order that any such Material Contract remain in effect without modification after the transactions contemplated by this Agreement and without giving rise to any right to termination, cancellation or acceleration or loss of any right or benefit ("Third Party Consents"). All Third Party Consents are listed on Schedule 3.19(d).

                     (e) The Company is not a "women's business enterprise" ("WBE") or "woman-owned business concern" as defined in 48 C.F.R. ss. 52.204-5, or a "minority business enterprise" ("MBE") or "minority-owned business concern" as defined in 48 C.F.R. ss. 52.219- 8, nor has it held itself out to be such to any of its customers.

                     (f) The outstanding balance on all loans or credit agreements either (i) between the Company or its Subsidiary and any person in which any of the Members owns a material interest, or (ii) guaranteed by the Company or its Subsidiary for the benefit of any person in which any of the Members owns a material interest, are set forth in Schedule 3.19(f).

                     (g) The pledge, hypothecation or mortgage of all or substantially all of the Company's and its Subsidiary's assets (including, without limitation, a pledge of the Company's and its Subsidiary's contract rights under any Material Contract) will not, except as set forth on Schedule 3.19(g), (i) result in the breach or violation of, (ii)constitute a default under, (iii) create a right of termination under, or (iv) result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the assets of the Company or its Subsidiary (other than a lien created pursuant to the pledge, hypothecation or mortgage described at the start of this Section 3.19(g)) pursuant to any of the terms and provisions of, any Material Contract to which the Company or its Subsidiary is a party or by which the property of the Company or its Subsidiary is bound.

                3.20.Government Contracts.

                     (a) Except as set forth on Schedule 3.20, the Company and its Subsidiary are not parties to any government contracts.

                     (b) The Company and its Subsidiary have not been suspended or debarred from bidding on contracts or subcontracts for any agency or instrumentality of the United States Government or any state or local government, nor, to the knowledge of the Company, has any suspension or debarment action been threatened or commenced. There is no valid basis for the Company's or its Subsidiary's suspension or debarment from bidding on contracts or subcontracts for any agency of the United States Government or any state or local government.

                     (c) Except as set forth in Schedule 3.20, neither the Company nor its Subsidiary have been, nor are they now being, audited or investigated by any government agency, or the inspector general or auditor general or similar functionary of any agency or instrumentality, nor, to the knowledge of the Company, has such audit or investigation been threatened.

                     (d) The Company and its Subsidiary have no dispute pending before a contracting office of, nor any current claim pending against, any agency or instrumentality of the United States Government or any state or local government, relating to a contract.

                     (e) The Company and its Subsidiary have not, with respect to any government contract, received a cure notice advising the Company or its Subsidiary that they are or were in default or would, if they failed to take remedial action, be in default under such contract.

                     (f) The Company and its Subsidiary have not submitted any inaccurate, untruthful, or misleading cost or pricing data, certification, bid, proposal, report, claim, or any other information relating to a contract to any agency or instrumentality of the United States Government or any state or local government.

                     (g) No employee, agent, consultant, representative, or affiliate of the Company or its Subsidiary are in receipt or possession of any competitor or government proprietary or procurement sensitive information related to the Company's or its Subsidiary's business under circumstances where there is reason to believe that such receipt or possession is unlawful or unauthorized.

                     (h) Each of the Company's and its Subsidiary's government contracts has been issued, awarded or novated to the Company or its Subsidiary in the Company's or its Subsidiary's name.

                3.21. Insurance. Schedule 3.21 sets forth a complete and accurate list, as of the Balance Sheet Date, of all insurance policies carried by the Company or its Subsidiary and all insurance loss runs or workmen's compensation claims received for the past two (2) policy years. The Company and its Subsidiary have delivered to Buyer true, complete and correct copies of all current insurance policies, all of which are in full force and effect. All premiums payable under all such policies have been paid and the Company and its Subsidiary are otherwise in full compliance with the terms of such policies. Such policies of insurance are of the type and in amounts customarily carried by persons conducting businesses similar to that of the Company and its Subsidiary. To the knowledge of the Company, there have been no threatened terminations of, or material premium increases with respect to, any of such policies.

                3.22.Environmental Matters.

                     (a) The Company and its Subsidiary and any other person or entity for whose conduct the Company and its Subsidiary are or may be held responsible, have no liability under, have never violated, and are presently in compliance with any and all environmental, health or safety-related laws, regulations, ordinances or by-laws at the federal, state and local level (the "Environmental Laws") applicable to the Real Property and any facilities and operations thereon, except as listed in Schedule 3.22(a).

                     (b) There exist no conditions with respect to the environment on the Real Property, or off the Real Property caused by the Company or its Subsidiary, whether or not yet discovered, that could or do result in any damage, loss, cost, expense, claim, demand, order or liability to or against the Company or its Subsidiary by any third party including, without limitation, any condition resulting from the operation of the Company's and its Subsidiary's business and/or the operation of the business of any other property owner or operator in the vicinity of the Real Property and/or any activity or operation formerly conducted by any person or entity on or off the Real Property, except as set forth in Schedule 3.22(b).

                     (c) The Company and its Subsidiary, and any other person or entity for whose conduct the Company or its Subsidiary are or may be held responsible, have not generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced, or processed any pollutant, toxic substance, hazardous waste, hazardous material, hazardous substance, or oil as defined in or pursuant to the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss. 6901 et seq., the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. ss. 9601 et seq., the Federal Clean Water Act, as amended, 33 U.S.C. ss. 1251 et seq., or any other federal, state, or local environmental law, regulation, ordinance, rule, or bylaw, whether existing as of the date hereof, previously enforced, or subsequently enacted ("Hazardous Material") or any solid waste at the Real Property, or at any other location, except in compliance with all applicable Environmental Laws and except as listed in Schedule 3.22(c).

                     (d) The Company has no knowledge of the releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping into the soil, surface waters, ground waters, land, stream sediments, surface or subsurface strata, ambient air, sewer system, or any environmental medium with respect to the Real Property ("Environmental Condition") except as listed in Schedule 3.22(d).

                     (e) To the Company's knowledge, no Lien has been imposed on the Real Property by any governmental entity at the federal, state, or local level in connection with the presence on or off the Real Property of any Hazardous Material, except as listed in Schedule 3.22(e).

                     (f) The Company and its Subsidiary have not, and any other person or entity for whose conduct the Company or its Subsidiary are or may be held responsible have not, (i) entered into or been subject to any consent decree, compliance order, or administrative order with respect to the Real Property or any facilities or operations thereon; (ii) received notice under the citizen suit provision of any of the Environmental Laws in connection with the Real Property or any facilities or operations thereon; (iii) received any request for information, notice, demand letter, administrative inquiry, or formal or informal compliant or claim with respect to any Environmental Condition relating to the Real Property or any facilities or operations thereon; or (iv) been subject to or threatened with any governmental or citizen enforcement action with respect to the Real Property or any facilities or operations thereon, except as set forth in Schedule 3.22(f); and the Company and its Subsidiary, and any other person or entity for whose conduct they are or may be held responsible, have no knowledge that any of the above will be forthcoming.

                     (g) The Company and its Subsidiary have all permits necessary pursuant to Environmental Laws for their activities and operations at the Real Property and for any past or ongoing alterations or improvements at the Real Property, which permits are listed in Schedule 3.22(g).

                     (h) To the Company's knowledge, none of the following exists at the Real Property: (1) underground storage tanks, (2) asbestos-containing materials in any form or condition, (3) materials or equipment containing polychlorinated biphenyls, (4) lead paint, pipes or solder, or (5) landfills, surface impoundments or disposal areas, except as listed in
Schedule 3.22(h).

                     (i) The Company has provided to Buyer copies of all documents, records and information in its possession or control or available to the Company concerning Environmental Conditions relevant to the Real Property or any facilities or operations thereon, whether generated by Company, its Subsidiary or others, including, without limitation, environmental audits, environmental risk assessments, or site assessments of the Real Property and/or any adjacent property or other property in the vicinity of the Real Property owned or operated by the Company, its Subsidiary or others, documentation regarding off-site disposal of Hazardous Materials, spill control plans, and environmental agency reports and correspondence. Furthermore, the Members shall have an ongoing obligation to immediately provide to Buyer copies of any additional such documents that come into the possession or control of or become available to the Members subsequent to the date hereof.

                     (j) The Company has, at its sole cost and expense, taken or caused to be taken all actions necessary to ensure that as of the Closing Date the Real Property, all activities and operations thereon, and all alterations and improvements thereto, comply with all applicable Environmental Laws and with any and all agreements with governmental entities, court orders, and administrative orders regarding Environmental Conditions.

                3.23.Labor and Employment Matters. With respect to employees of and service providers to the Company and its Subsidiary:

                     (a) the  Company  and its  Subsidiary  are and have been in compliance  in  all  material  respects  with  all  applicable  laws  respecting employment  and  employment  practices,  terms and  conditions of employment and wages and hours, including without limitation any such laws respecting employment discrimination, workers' compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements, and have not and are not engaged in any unfair labor practice;

                     (b) there is not now, nor since the Company's or its Subsidiary's respective inception has there been, any unfair labor practice complaint against the Company or its Subsidiary pending or, to the Company's knowledge, threatened, before the National Labor Relations Board or any other comparable authority;

                     (c) there is not now, nor within the past three (3) years has there been, any labor strike, slowdown or stoppage actually pending or, to the Company's knowledge, threatened, against or directly affecting the Company or its Subsidiary;

                     (d) to the Company's knowledge, no labor representation organization effort exists nor has there been any such activity within the past three (3) years;

                     (e) no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and, to the Company's knowledge, no claims therefor exist or have been threatened;

                     (f) the employees of the Company and its Subsidiary are not and have never been represented by any labor union, and no collective bargaining agreement is binding and in force against the Company or its Subsidiary or currently being negotiated by the Company or its Subsidiary; and

                     (g) all persons classified by the Company and its Subsidiary as independent contractors do satisfy and have satisfied the requirements of law to be so classified, and the Company and its Subsidiary have fully and accurately reported their compensation on IRS Forms 1099 when required to do so.

                3.24. Employee Benefit Plans.

                     (a)  Definitions.

                          (i)  "Benefit   Arrangement"   means  any
benefit arrangement, obligation, custom, or practice, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former managers, directors, employees, agents, or independent contractors, other than any obligation, arrangement, custom or practice that is an Employee Benefit Plan, including, without limitation, employment agreements, severance agreements, executive compensation arrangements, incentive programs or arrangements, sick leave, vacation pay, severance pay policies, plant closing benefits, salary continuation for disability, consulting, or other compensation arrangements, workers' compensation, retirement, deferred compensation, bonus, stock option or purchase, hospitalization, medical insurance, life insurance, tuition reimbursement or scholarship programs, any plans subject to Section 125 of the Code, and any plans providing benefits or payments in the event of a change of control, change in ownership, or sale of a substantial portion (including all or substantially all) of the assets of any business or portion thereof, in each case with respect to any present or former employees, directors, managers or agents.

                          (ii) "Company Benefit  Arrangement"  means any Benefit
Arrangement sponsored or maintained by the Company or its Subsidiary or with respect to which the Company or its Subsidiary has or may have any liability (whether actual, contingent, with respect to any of assets or otherwise) as of the Closing Date, in each case with respect to any present or former directors, managers, employees, or agents of the Company or its Subsidiary.

                          (iii)  "Company  Plan" means,  as of the Closing Date,
any Employee Benefit Plan for which the Company or its Subsidiary is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA) or any Employee Benefit Plan maintained by the Company or its Subsidiary or to which the Company or its Subsidiary is obligated to make payments, in each case with respect to any present or former employees of the Company.

                          (iv) "Employee  Benefit Plan" has the meaning given in
Section 3(3) of ERISA.

                          (v)  "ERISA"  means  the  Employee  Retirement  Income
Security Act of 1974, as amended, and all regulations and rules issued thereunder, or any successor law.

                          (vi) "ERISA Affiliate" means any person that, together
with the Company or its Subsidiary, would be or was at any time treated as a single employer under Section 414 of the Code or Section 4001 of ERISA and any general partnership of which the Company or its Subsidiary is or has been a general partner.

                          (vii)  "Multiemployer Plan" means any Employee Benefit
Plan described in Section 3(37) of ERISA.

                          (viii)  "Qualified  Plan" means any  Employee  Benefit
Plan that meets,  purports to meet, or is intended to meet the  requirements  of
Section 401(a) of the Code.

                          (ix)  "Welfare  Plan" means any Employee  Benefit Plan
described in Section 3(1) of ERISA.

                     (b) Schedule 3.24(b) contains a complete and accurate list of all Company Plans and Company Benefit Arrangements. Schedule 3.24(b) specifically identifies all Company Plans (if any) that are Qualified Plans.

                     (c) With respect, as applicable, to Employee Benefit Plans and Benefit Arrangements:

                          (i)  true,  correct,  and  complete  copies of all the
following documents with respect to each Company Plan and Company Benefit Arrangement, to the extent applicable, have been delivered to Buyer: (A) all documents constituting the Company Plans and Company Benefit Arrangements, including but not limited to, trust agreements, insurance policies, service agreements, and formal and informal amendments thereto; (B) the most recent Forms 5500 or 5500C/R and any financial statements attached thereto and those for the prior three (3) years; (C) the last Internal Revenue Service determination letter, the last IRS determination letter that covered the qualification of the entire plan (if different), and the materials submitted by the Company or its Subsidiary to obtain those letters; (D) the most recent summary plan description; (E) the most recent written descriptions of all non-written agreements relating to any such plan or arrangement; (F) all reports submitted within the four (4) years preceding the date of this Agreement by third-party administrators, actuaries, investment managers, consultants, or other independent contractors; (G) all notices that were given within the three
(3) years preceding the date of this Agreement by the IRS, Department of Labor, or any other governmental agency or entity with respect to any plan or arrangement; and (H) employee manuals or handbooks containing personnel or employee relations policies;

                          (ii) the  DirectPro LLC  Retirement  Savings Plan (the
"Company 401(k) Plan") is the only Qualified Plan. Neither the Company nor its Subsidiary have ever maintained or contributed to another Qualified Plan. The Company 401(k) Plan qualifies under Section 401(a) of the Code, and any trusts maintained pursuant thereto are exempt from federal income taxation under
Section 501 of the Code, and nothing has occurred with respect to the design or operation of any Qualified Plans that could cause the loss of such qualification or exemption or the imposition of any liability, lien, penalty, or tax under ERISA or the Code;

                          (iii)  the  Company  and  its  Subsidiary  have  never
sponsored or maintained, had any obligation to sponsor or maintain, or had any liability (whether actual or contingent, with respect to any of its assets or otherwise) with respect to any Employee Benefit Plan subject to Section 302 of ERISA or Section 412 of the Code or Title IV of ERISA (including any Multiemployer Plan);

                          (iv)  each  Company  Plan  and  each  Company  Benefit
Arrangement has been maintained in accordance with its constituent documents and with all applicable provisions of the Code, ERISA and other laws, including federal and state securities laws;

                          (v)  there  are no  pending  claims  or  lawsuits  by,
against, or relating to any Employee Benefit Plans or Benefit Arrangements that are not Company Plans or Company Benefit Arrangements that would, if successful, result in liability of the Company, its Subsidiary or any Member, and no claims or lawsuits have been asserted, instituted or, to the knowledge of the Company, threatened by, against, or relating to any Company Plan or Company Benefit Arrangement, against the assets of any trust or other funding arrangement under any such Company Plan, by or against the Company or its Subsidiary with respect to any Company Plan or Company Benefit Arrangement, or by or against the plan administrator or any fiduciary of any Company Plan or Company Benefit Arrangement, and the Company does not have knowledge of any fact that could form the basis for any such claim or lawsuit. The Company Plans and Company Benefit Arrangements are not presently under audit or examination (nor has notice been received of a potential audit or examination) by the IRS, the Department of Labor, or any other governmental agency or entity, and no matters are pending with respect to the Company 401(k) Plan under the IRS's Voluntary Compliance Resolution program, its Closing Agreement Program, or other similar programs;

                          (vi) no Company  Plan or Company  Benefit
Arrangement contains any provision or is subject to any law that would prohibit the transactions contemplated by this Agreement or that would give rise to any vesting of benefits, severance, termination, or other payments or liabilities as a result of the transactions contemplated by this Agreement;

                          (vii) with respect to each  Company  Plan,
there has occurred no non-exempt "prohibited transaction" (within the meaning of Section 4975 of the Code) or transaction prohibited by Section 406 of ERISA or breach of any fiduciary duty described in Section 404 of ERISA that would, if successful, result in any liability for the Company or its Subsidiary or any member, officer, manager, or employee of the Company or its Subsidiary;

                          (viii)    all   reporting,    disclosure,
and notice  requirements  of ERISA and the Code have been  fully and  completely
satisfied   with  respect  to  each  Company  Plan  and  each  Company   Benefit
Arrangement;

                          (ix) all amendments and actions  required to bring the
Company Benefit Plans into conformity with the applicable provisions of ERISA, the Code, and other applicable laws have been made or taken except to the extent such amendments or actions (A) are not required by law to be made or taken until after the Closing Date and (B) are disclosed on Schedule 3.24(c);

                          (x)  payment  has been  made of all  amounts  that the
Company and its Subsidiary are required to pay as contributions to the Company Benefit Plans as of the last day of the most recent fiscal year of each of the plans ended before the date of this Agreement; all benefits accrued under any unfunded Company Plan or Company Benefit Arrangement will have been paid, accrued, or otherwise adequately reserved in accordance with GAAP as of the Balance Sheet Date; and all monies withheld from employee paychecks with respect to Company Plans have been transferred to the appropriate plan within 30 days of such withholding;

                          (xi) the Company and its  Subsidiary  have not prepaid
or prefunded any Welfare Plan through a trust, reserve, premium stabilization, or similar account, nor do they provide benefits through a voluntary employee beneficiary association as defined in Section 501(c)(9);

                          (xii) no statement,  either  written or oral, has been
made by the Company to any person with regard to any Company Plan or Company Benefit Arrangement that was not in accordance with the Company Plan or Company Benefit Arrangement and that could have an adverse economic consequence to the Company or its Subsidiary;

                          (xiii)  the  Company  and  its   Subsidiary   have  no
liability (whether actual, contingent, with respect to any of its assets or otherwise) with respect to any Employee Benefit Plan or Benefit Arrangement that is not a Company Benefit Arrangement or with respect to any Employee Benefit Plan sponsored or maintained (or which has been or should have been sponsored or maintained) by any ERISA Affiliate;

                          (xiv)  all  group  health  plans of the  Company,  its
Subsidiary and its affiliates have been operated in material compliance with the requirements of Sections 4980B (and its predecessor) and 5000 of the Code, and the Company has provided, or will have provided before the Closing Date, to individuals entitled thereto all required notices and coverage pursuant to
Section 4980B with respect to any "qualifying event" (as defined therein) occurring before or on the Closing Date;

                          (xv) no employee or former  employee of the Company or
its Subsidiary or beneficiary of any such employee or former employee is, by reason of such employee's or former employee's employment, entitled to receive any benefits, including, without limitation, death or medical benefits (whether or not insured) beyond retirement or other termination of employment as described in Statement of Financial Accounting Standards No. 106, other than (i) death or retirement benefits under a Qualified Plan, (ii) deferred compensation benefits accrued as liabilities on the Interim Balance Sheet or (iii)
continuation coverage mandated under Section 4980B of the Code or other applicable law.

                     (d)  Schedule   3.24(d)  hereto  contains  the
most recent quarterly listing of workers' compensation claims and a schedule of workers' compensation claims of the Company and its Subsidiary for the last three (3) fiscal years.

                     (e) Schedule 3.24(e) hereto sets forth an accurate list, as of the date hereof, of all employees of the Company who may earn more than $50,000 in 1998, all officers and all managers, and lists all employment agreements with such employees, officers and managers and the rate of compensation (and the portions thereof attributable to salary, bonus, and other compensation respectively) of each such person as of (a) the Balance Sheet Date and (b) the date hereof.

                     (f)  Neither the  Company  nor its  Subsidiary
have  declared  or  paid  any  bonus   compensation  in   contemplation  of  the
transactions contemplated by this Agreement.

                3.25.Taxes.

                     (a) (i) The Company and its Subsidiary have timely filed all Tax Returns which were required to be filed on or before the Closing Date, and all such Tax Returns are true, correct, and complete in all respects.

                          (ii) The Company and its Subsidiary  have
paid in full on a timely basis all Taxes owed by them, whether or not shown on any Tax Return.

                          (iii) The amount of the  Company's and its
Subsidiary's liability for unpaid Taxes as of the Balance Sheet Date did not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) shown on the Interim Balance Sheet, and the amount of the Company's and its Subsidiary's liability for unpaid Taxes for all periods or portions thereof ending on or before the Closing Date will not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals are reflected on the books and records of the Company on the Closing Date.

                          (iv) Except  as  set  forth  on  Schedule
3.25, there are no ongoing examinations or claims against the Company or its Subsidiary for Taxes, and no notice of any audit, examination, or claim for Taxes, whether pending or threatened, has been received.

                          (v)  The  Company  has  a  taxable   year
ended on December 31, in each year commencing 1996.

                          (vi) The  Company  has  always  used  the
accrual method of accounting for income Tax purposes. The Company has not agreed to, and is not and will not be required to, make any adjustments under Code
Section 481(a) as a result of a change in accounting methods.

                          (vii)     The     Company     and     its
Subsidiary have withheld and paid over to the proper governmental authorities all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid to any employee, independent contractor, creditor, or other third party.

                          (viii)    There    have   been   no   Tax
examinations or extensions of statutory limitations for the collection or assessment of Taxes. Copies of the Tax Returns of the Company and its Subsidiary for the last fiscal year have been delivered to Buyer.

                          (ix) There  are  (and  as of  immediately
following the Closing there will be) no Liens on the assets of the Company or its Subsidiary relating to or attributable to Taxes.

                          (x) To the Company's knowledge,  there is no basis for
the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company or its Subsidiary or otherwise have an adverse effect on the Company, its Subsidiary or their business.

                          (xi) None of the Company's or its Subsidiary's  assets
are treated as "tax exempt use property" within the meaning of Section 168(h) of the Code.

                          (xii)There  are no  contracts,  agreements,  plans  or
arrangements, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company or its Subsidiary that, individually or collectively, could give rise to the payment of any amount (or portion thereof) that would not be deductible pursuant to Sections 280G, 404 or 162 of the Code.

                          (xiii)    Intentionally Omitted.

                          (xiv) The Company and its Subsidiary are not, and have
not been at any time, a party to a tax sharing, tax indemnity or tax allocation agreement, and the Company and its Subsidiary have not assumed the tax liability of any other person under contract.

                          (xv) The Company and its  Subsidiary are not, and have
not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                          (xvi)The  Company's and its  Subsidiary's tax basis in
their assets for purposes of determining their future amortization, depreciation and other federal income tax deductions are accurately reflected on the Company's tax books and records.

                          (xvii) The Company and its Subsidiary  have not been a
member of an affiliated group filing a consolidated federal income Tax Return and do not have any liability for the Taxes of another person under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

                          (xviii)  The  Company  has,  since  inception,  been a
limited liability company taxed as a partnership under the Code.

                          (xix)The  Company's "tax matters partner" "Tax Matters
Partner") under the Code has been RS since August 31, 1996.

                          (xx) Neither  the  Company  nor  the  Tax
Matters Partner has ever received a Notice of Beginning of Administrative Proceeding.

                          (xxi)The Company is registered  for state
and local Tax purposes in the states and localities identified on Schedule 3.26(a). Such states and localities constitute all the states and localities where the Company is required to be registered for state and local Tax purposes.

                     (b)  For  purposes  of this  Agreement:

                          (i) the term "Tax"  shall  include  any tax or similar
governmental charge, impost or levy (including without limitation income taxes, franchise taxes, transfer taxes or fees, sales taxes, use taxes, gross receipts taxes, value added taxes, employment taxes, excise taxes, ad valorem taxes, property taxes, withholding taxes, payroll taxes, minimum taxes or windfall profit taxes) together with any related penalties, fines, additions to tax or interest imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof; and

                          (ii) the  term  "Tax  Return"  shall  mean any  return
(including any information return), report, statement, schedule, notice, form, estimate, or declaration of estimated tax relating to or required to be filed with any governmental authority in connection with the determination, assessment, collection or payment of any Tax.

                3.26.Conformity with Law; Litigation.

                     (a) The Company and its Subsidiary have not violated any law or regulation or any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it.

                     (b)  No  Member   has,   at  any   time:   (i)
committed any criminal act (except for minor traffic violations); (ii) engaged in acts of fraud, dishonesty, gross negligence or moral turpitude; (iii) filed for personal bankruptcy; or (iv) been an officer, director, manager, trustee or controlling shareholder of a company that filed for bankruptcy or Chapter 11 protection.

                     (c)  Except as set forth on Schedule  3.26(c),
there are no claims, actions, suits or proceedings, pending or, to the knowledge of the Company, threatened against or affecting the Company or its Subsidiary at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over them and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. There are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against the Company or its Subsidiary or against any of their properties or business.

                3.27.Relations with Governments. The Company and its Subsidiary have not made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office, nor have they otherwise taken any action that would cause the Company or its Subsidiary to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any law of similar effect.

                3.28.Absence of Changes. Since the Balance Sheet Date, the Company and its Subsidiary have conducted their business in the ordinary course and, except as contemplated herein or as set forth on Schedule 3.28, there has not been:

                     (a) any change, by itself or together with other changes, that has affected adversely, or is likely to affect adversely, the business, operations, affairs, prospects, properties, assets, profits or condition (financial or otherwise) of the Company and its Subsidiary taken as a whole;

                     (b) any damage, destruction or loss (whether or not covered by insurance) adversely affecting the properties or business of the Company and its Subsidiary taken as a whole;

                     (c)  any  change  in the  Company's  ownership
interests   or  any  grant  of  any   options,   warrants,   calls,
conversion rights or commitments;

                     (d)  any   declaration   or   payment  of  any
distribution in respect of the Company's membership interests, or any direct or indirect redemption, purchase or other acquisition of any of the membership interests of the Company or its Subsidiary, except for such cash distributions to the Members as have not resulted in the Company Net Working Capital being less than the Company Net Working Capital Target (any such distribution a "Permissible Distribution") subject to Section 1.3(d);

                     (e)  any  increase  in  the  compensation,   bonus,   sales
commissions or fee arrangements payable or to become payable by the Company or its Subsidiary to any of their officers, managers, members, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice, nor has the Company or its Subsidiary entered into or amended any Company Benefit Arrangement, Company Plan, employment, severance or other agreement relating to compensation or fringe benefits;

                     (f) any work interruptions, labor grievances or claims filed, or any similar event or condition of any character, materially adversely affecting the business or future prospects of the Company and its Subsidiary taken as a whole;

                     (g) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of the Company or its Subsidiary to any person, including without limitation the Members and their affiliates;

                     (h) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to the Company or its Subsidiary, including without limitation any indebtedness or obligation of the Members and their affiliates, provided that the Company and its Subsidiary may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice;

                     (i) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of the Company or its Subsidiary or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

                     (j) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of business of the Company and its Subsidiary taken as a whole;

                     (k) any waiver of any material rights or claims of the Company or its Subsidiary;

                     (l) any breach, amendment or termination of any material contract, agreement, license, permit or other right to which the Company or its Subsidiary are a party;

                     (m) any transaction by the Company or its Subsidiary outside the ordinary course of business;

                     (n)  any  capital   expenditure   by  the  Company  or  its
Subsidiary, either individually or in the aggregate, exceeding $5,000;

                     (o)  any  change  in   accounting   methods  or   practices
(including any change in depreciation or amortization policies or rates) by the Company or the revaluation by the Company of any of its assets;

                     (p) any creation or assumption by the Company or its Subsidiary of any mortgage, pledge, security interest or lien or other encumbrance on any asset (other than liens arising under existing lease financing arrangements which are not material and liens for Taxes not yet due and payable);

                     (q) any entry into, amendment of, relinquishment, termination or non- renewal by the Company or its Subsidiary of any contract, lease transaction, commitment or other right or obligation requiring aggregate payments by the Company or its Subsidiary in excess of $5,000;

                     (r) any loan by the Company or its Subsidiary to any person or entity, incurring by the Company or its Subsidiary of any indebtedness, guaranteeing by the Company or its Subsidiary of any indebtedness, issuance or sale of any debt securities of the Company or its Subsidiary or guaranteeing of any debt securities of others;

                     (s) the commencement or notice or, to the knowledge of the Company, threat of commencement, of any lawsuit or proceeding against, or investigation of, the Company or its Subsidiary or any of their affairs; or

                     (t) negotiation or agreement by the Company or its Subsidiary or any officer or employee thereof to do any of the things described in the preceding clauses (a) through (s) (other than negotiations with Buyer and its representatives regarding the transactions contemplated by this Agreement).

                3.29. Disclosure. All written agreements, lists, schedules, instruments, exhibits, documents, certificates, reports, statements and other writings furnished to Buyer pursuant hereto or in connection with this Agreement or the transactions contemplated hereby, are and will be complete and accurate in all material respects. No representation or warranty by the Members, TLG Members or the Company contained in this Agreement, in the Schedules attached hereto or in any certificate furnished or to be furnished by the Members, TLG Members or the Company to Buyer in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make any statement contained herein or therein not misleading. There is no fact known to any Member that has specific application to such Member or the Company (other than general economic or industry conditions) and that materially adversely affects or, as far as such Member can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Company and its Subsidiary taken as a whole that has not been set forth in this Agreement or any Schedule hereto. Certain matters regarding the Company are set forth on Schedule 3.29.

                3.30. Predecessor Status; Etc. Schedule 3.30 sets forth a listing of all legal names, trade names, fictitious names or other names (including, without limitation, any names of divisions or operations) of the Company and its Subsidiary and all of their predecessor companies during the five-year period immediately preceding the Closing, including without limitation the names of any entities from whom the Company or its Subsidiary has acquired material assets. During the five (5) year period immediately preceding the Closing, the Company and its Subsidiary have operated only under the names set forth on Schedule 3.30 in the jurisdiction or jurisdictions set forth on
Schedule 3.30 and have not been a subsidiary or division of another entity or a part of an acquisition which was later rescinded.

                3.31. Location of Chief Executive Offices. Schedule 3.31 sets forth the location of the Company's chief executive offices.

                3.32. Location of Equipment. All equipment held on the date hereof by the Company or its Subsidiary is located at one of the locations shown on Schedule 3.32. For purposes of this Agreement, the term "equipment" shall mean any "equipment" of any nature owned by the Company or its Subsidiary as of the date hereof, and, in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, fixtures and vehicles owned by the Company or its Subsidiary as of the date hereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

                3.33. Year 2000 Compliance. To the extent the Company and its Subsidiary may not be Year 2000 Compliant and Ready (as defined below) at any time prior to January 1, 1999, the Company has no reason to believe that such status will result in a material adverse affect on the Company's and its
Subsidiary's business, operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits or condition (financial or otherwise). For purposes of this Agreement, the term "Year 2000 Compliant and Ready," with respect to any person, means that the hardware and software systems and components (including without limitation imbedded microchips) owned, licensed or used by such person in connection with its business operations will (without any additional cost or the need for human intervention) (i) accurately process information involving any and all dates before, during and/or after January 1, 2000, including without limitation recognizing and processing input, providing output, storing information and performing date-related calculations, all without creating any ambiguity as to the century and without any other error or malfunction, (ii) operate accurately without material interruption or malfunction on and in respect of any and all dates before, during and/or after January 1, 2000, and (iii) where applicable, respond to and process two digit year input without creating any ambiguity as to the century.

                3.34. Inventory. The Company does not own or otherwise possess any inventory.

           4.   REPRESENTATIONS AND WARRANTIES OF BUYER.

                To induce  the  Company,  the  Members  and the TLG
Members  to  enter  into  this  Agreement  and   consummate   the   transactions
contemplated hereby, Buyer represents and warrants to the Company and the Members as follows:

                4.1. Due Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted and is qualified to do business in each jurisdiction in which the character of the property owned, leased or operated by Buyer or the nature of the business or activities conducted by Buyer makes such qualification necessary.

                4.2. Authorization; Validity of Obligations. The representative of Buyer executing this Agreement has all requisite corporate power and authority to enter into and bind Buyer to the terms of this Agreement. Buyer has the full legal right, power and corporate authority to enter into this Agreement and to perform its obligations pursuant to the terms of this Agreement. The execution and delivery of this Agreement by Buyer and the performance by Buyer of the transactions contemplated herein has been duly and validly authorized by the Board of Directors of Buyer and this Agreement has been duly and validly authorized by all necessary corporate action. This Agreement is a legal, valid and binding obligation of Buyer enforceable in accordance with its terms.

                4.3. No Conflicts. The execution, delivery and performance of this Agreement, the consummation of the transactions herein contemplated hereby and the fulfillment of the terms hereof will not:

                     (a) conflict with, or result in a breach or violation of the Buyer's Certificate of Incorporation or Bylaws;

                     (b) conflict with, or result in a default (or would constitute a default but for a requirement of notice or lapse of time or both) under any document, agreement or other instrument to which Buyer is a party or by which it is bound, or result in the creation or imposition of any lien, charge or encumbrance on any of Buyer's properties pursuant to (i) any law or regulation to which Buyer or any of its property is subject, or (ii) any judgment, order or decree to which Buyer is bound or any of its property is subject;

                     (c) result in termination or any impairment of any material permit, license, franchise, contractual right or other authorization of Buyer; or

                     (d) violate any law, order, judgment, rule, regulation, decree or ordinance to which Buyer is subject, or by which Buyer is bound (including, without limitation, the HSR Act, together with all rules and regulations promulgated thereunder).

           5.   COVENANTS.

                5.1. Tax Matters.

                     (a) The following provisions shall govern the allocation of responsibility as between the Company, on the one hand, and the Members, on the other, for certain tax matters following the Closing Date:

                          (i) Members  shall prepare or cause to be prepared and
file or cause to be filed, within the time and in the manner provided by law, all Tax Returns of the Company for all periods ending on or before the Closing Date that are due after the Closing Date. The Members shall pay to the Company on or before the due date of such Tax Returns the amount of all Taxes shown as due on such Tax Returns to the extent that such Taxes are not reflected in the current liability accruals for Taxes (excluding reserves for deferred Taxes) shown on the Company's books and records as of the Closing Date. Such Tax Returns shall be prepared and filed in accordance with applicable law and in a manner consistent with past practices and shall be subject to review and approval by Buyer. To the extent reasonably requested by the Members or required by law, Buyer and the Company shall participate in the filing of any Tax Returns filed pursuant to this paragraph.

                          (ii)  Except as set forth in  Section  5.1(a)(v)  with
respect to income Tax Returns for the Company for the 1998 calendar year, the Company shall prepare or cause to be prepared and file or cause to be filed any Tax Returns for Tax periods which begin before the Closing Date and end after the Closing Date. The Members shall pay to the Company within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such taxable period ending on the Closing Date to the extent such Taxes are not reflected in the current liability accruals for Taxes (excluding reserves for deferred Taxes) shown on the Company's books and records as of the Closing Date. For purposes of this Section 5.1, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company.

                          (iii) Buyer and the Company on one hand and Members on
the other hand shall (A) cooperate fully, as reasonably requested, in connection with the preparation and filing of Tax Returns pursuant to this Section 5.1 and any audit, litigation or other proceeding with respect to Taxes; (B) make available to the other, as reasonably requested, all information, records or documents with respect to Tax matters pertinent to the Company for all periods ending prior to or including the Closing Date; and (C) preserve information, records or documents relating to Tax matters pertinent to the Company that are in their possession or under their control until the expiration of any applicable statute of limitations or extensions thereof.

                          (iv) The  Members  shall  timely  pay all
transfer, documentary, sales, use, stamp, registration and other Taxes and fees arising from or relating to the transactions contemplated by this Agreement, and the Members shall, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration, and other Taxes and fees. If required by applicable law, Buyer and the Company will join in the execution of any such Tax Returns and other documentation.

                          (v)  The  Members  and Buyer  agree  that
the Buyer's purchase of the Membership Interests will cause a termination of the partnership status of the Company for purposes of the Code. Pursuant to Section 706(c)(1) and (2) of the Code, the tax year of the Company taxed as a partnership will close on the Closing Date and items of income, loss, deduction or credit shall be assigned to that short taxable year in accordance with the Company's normal method of accounting. The Members and the Company shall file income Tax Returns for the 1998 calendar tax year in a manner consistent with the foregoing.

                     (b) The Company shall, prior to Closing, maintain its status as a limited liability company taxed as a partnership for federal and state income tax purposes.

                     (c)  On  or  after  the  Closing   Date,   the
Company and the Tax Matters Partner will cooperate and execute such documents as are necessary to designate Buyer as the "tax matters partner" of the Company for purposes of the Code.

                5.2. Accounts Receivable. In the event that all Accounts Receivable are not collected in full (net of reserves specified in Section 3.14) within 120 days after the Closing then, at the request of the Company or Buyer, the Members shall pay the Company an amount equal to the Accounts Receivable not so collected, and upon receipt of such payment the Company shall assign to the Members making the payment all rights with respect to the uncollected Accounts Receivable giving rise to the payment and shall also thereafter promptly remit any excess collections received by it with respect to such assigned Accounts Receivable.

                5.3. Notice to Bargaining Agents. Prior to the Closing Date, the
Company shall satisfy any requirement for notice of the transactions contemplated by this Agreement under applicable collective bargaining agreements, if requested by Buyer, and shall provide Buyer with proof that any required notice has been sent.

                5.4. Employee Benefit Plans. If reasonably requested by Buyer, the Company shall terminate any Company Plan or Company Benefit Arrangement substantially contemporaneously with the Closing.

                5.5. Related Party Agreements. The Company and/or the Members, as the case may be, shall terminate any Related Party Agreements which Buyer requests the Company or Members to terminate.

                5.6. Cooperation.

                     (a) The Company, Members, and Buyer shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such instruments as the other may reasonably request for the purpose of carrying out this Agreement including any documentation reasonably required by Buyer's independent public accountants (in connection with such accountant's audit of the Company) or the Nasdaq National Market.

                     (b) The Members and the Company shall cooperate and use their reasonable efforts to have the present officers, managers and employees of the Company cooperate with Buyer on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

                     (c) Each party hereto shall cooperate in obtaining all consents and approvals required under this Agreement to effect the transactions contemplated hereby.

                5.7. Access  to  Information;   Confidentiality;
Public Disclosure.

                     (a) Prior to the Closing Date, the Company has afforded to the officers and authorized representatives of Buyer access to
(i) all of the sites, properties, books and records of the Company and its Subsidiary and (ii) such additional financial and operating data and other information as to the business and properties of the Company and its Subsidiary as Buyer has from time to time reasonably requested, including, without limitation, access upon reasonable request to the Company's and its Subsidiary's employees, customers, vendors, suppliers and creditors for due diligence inquiry. No information or knowledge obtained in any investigation pursuant to this Section 5.7 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the transactions contemplated herein.

                     (b)  Buyer  recognizes and  acknowledges  that
it had in the past, currently has, and in the future may possibly have, access to certain confidential information of the Company, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the Company's business. Buyer agrees that, unless there is a Closing, it will not disclose confidential information with respect to the Company or its Subsidiary to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except to authorized representatives of the Company and to counsel and other advisers, provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section 5.7(b), unless (i) such information becomes known to the public generally through no fault of Buyer, (ii) disclosure is required by law or the order of any governmental authority under color of law, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party, provided, that prior to disclosing any information pursuant to clause (i), (ii) or (iii) above, Buyer shall give prior written notice thereof to the Company and provide the Company with the opportunity to contest such disclosure and shall cooperate with efforts to prevent such disclosure.

                     (c) Prior to the Closing Date, neither the Company nor any Member shall make any disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement unless previously approved by Buyer in writing. Buyer agrees to keep the Company and the Members appraised in advance of any disclosure of the subject matter of this Agreement by Buyer prior to the Closing Date. Buyer agrees to consult with RS prior to release of any press-release related to the subject matter of this Agreement.

                5.8. Lease Letter of Credit. The Members have advised Buyer that pursuant to the Company's lease for premises at 1185 Avenue of the Americas, New York, New York the Company is required to maintain a security deposit in the amount of $195,375, and that such security has been arranged by a Letter of Credit issued on behalf of TLG and/or the TLG Members. Promptly following the Closing Date, Buyer shall take all steps necessary to replace the security deposit so that the entity on whose behalf such Letter of Credit was issued shall have no future liability with respect to the security deposit for such lease.

           6.   CONDITIONS  PRECEDENT TO OBLIGATIONS OF BUYER.

     The obligation of Buyer to effect the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing Date, of the following conditions and deliveries:

                6.1. Representations and Warranties; Performance of Obligations. All of the representations and warranties of the Members, TLG Members and the Company contained in this Agreement shall be true, correct and complete on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date; all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by the Company and the Members on or before the Closing Date shall have been duly complied with, performed or satisfied; and a certificate to the foregoing effects dated the Closing Date and signed on behalf of the Company and by each of the Members and TLG Members shall have been delivered to Buyer.

                6.2. No Litigation. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging Buyer's proposed acquisition of the Company, or limiting or restricting Buyer's conduct or operation of the business of the Company and its Subsidiary (or Buyer's own business) following the transactions contemplated by this Agreement shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending. There shall be no action, suit, claim or proceeding of any nature pending or threatened against Buyer, the Company or its Subsidiary, their respective properties or any of their officers or managers, that could materially and adversely affect the business, assets, liabilities, financial condition, results of operations or prospects of the Company and its Subsidiary taken as a whole. A certificate to the foregoing effects dated the Closing Date and signed on behalf of the Company and the Members and TLG Members shall have been delivered to Buyer.

                6.3. No Material Adverse Change. There shall have been no material adverse changes in the business, operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits or condition (financial or otherwise) of the Company and its Subsidiary taken as a whole, since the Balance Sheet Date; and Buyer shall have received a certificate signed by each Member and TLG Member dated the Closing Date to such effect.

                6.4. Consents and Approvals. All necessary consents of, and filings with, any governmental authority or agency or third party, relating to the consummation by the Company and the Members of the transactions contemplated hereby, shall have been obtained and made. Any waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated, and no action by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of the transactions contemplated hereby shall be pending.

                6.5. Opinion of Counsel. Buyer shall have received an opinion from counsel to the Company, the Members and TLG Members, dated the Closing Date, in a form reasonably satisfactory to Buyer.

                6.6. Charter Documents. Buyer shall have received (a) copies of the Articles of Organization of the Company and its Subsidiary certified by an appropriate authority in the state of their organization and (b) copies of the Operating Agreements of the Company and its Subsidiary certified by the Secretaries of the Company and its Subsidiary, and such documents shall be in form and substance reasonably acceptable to Buyer.

                6.7. Due Diligence Review. The Company shall have made such deliveries as are called for by this Agreement. Buyer shall be fully satisfied in its sole discretion with the results of its review of all of the Schedules, whether delivered before or after the execution hereof, and such deliveries, and its review of, and other due diligence investigations with respect to, the business, operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits and condition (financial or otherwise) of the Company and its Subsidiary.

                6.8. Delivery of Closing Financial Certificate. Buyer shall have received a certificate (the "Closing Financial Certificate"), dated as of the Closing Date, signed on behalf of the Company and by each of the Members and TLG Members, setting forth:

                     (a) the net worth of the Company as of the last day of its most recent fiscal year;

                     (b) the sales of the Company for the most recent fiscal year preceding the Closing Date;

                     (c)  the   sales  of  the   Company   for  the
nine-month period ending on September 30, 1998;

                     (d) the Company's Adjusted EBITDA (after the addition of "add-backs" set forth on Schedule 3.9(c)) for the most recent fiscal year preceding the Closing Date;

                     (e) the Company's Adjusted EBITDA (after the addition of "add-backs" set forth on Schedule 3.9(c)) for the nine-month period ending on September 30, 1998; and

                     (f) the Company's total obligations under capital leases as of the Closing Date.
The parties acknowledge and agree that for purposes of determining the Actual Closing Net Worth and Actual Closing Net Working Capital, the Company shall not take account of any increase in intangible assets (including without limitation goodwill, franchises and intellectual property) accounted for after December 31, 1997. In addition, the Actual Closing Net Worth shall be calculated after giving effect to any expenses incurred by the Company (or the Members and paid by the Company) in connection with the transactions contemplated by this Agreement.

                6.9. FIRPTA Compliance. Each of the Members shall have delivered to Buyer a properly executed statement in a form reasonably acceptable to Buyer for purposes of satisfying Buyer's obligations under Treas. Reg. ss. 1.1445-2(b).

                6.10.Employment    Agreements.    RS   and   BW   (collectively,
"Employees") each shall have entered into an employment agreement with the Buyer or the Company in a form reasonably satisfactory to Buyer.

                6.11.DirectPro West, LLC. The Subsidiary shall have entered into a binding agreement with Steven Sudberry ("Sudberry") (not subject to any contingencies) to acquire all of the outstanding membership or other equitable interests in the Subsidiary owned by Sudberry simultaneously with the Closing ("Sudberry Purchase Agreement"). The Company shall deliver to Buyer the Sudberry Purchase Agreement and any other documentation entered into or to be entered into in connection therewith.

                6.12.Asset Purchase Obligation. The Company and/or the Members shall have settled the Asset Purchase Obligation as further described in (and subject to) Section 1.2(d).

           7.   CONDITIONS  PRECEDENT  TO  OBLIGATIONS  OF THE  MEMBERS  AND THE
                COMPANY.

                The obligation of the Members and the Company to effect the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or before the Closing Date, of the following conditions and deliveries:

                7.1. Representations and Warranties; Performance of Obligations. All of the representations and warranties of Buyer contained in this Agreement shall be true, correct and complete on and as of the Closing Date with the same effect as though such representations and warranties had been made as of such date; all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by Buyer on or before the Closing Date shall have been duly complied with, performed or satisfied; and a certificate to the foregoing effects dated the Closing Date and signed by the President or any Vice President of Buyer shall have been delivered to the Company and the Members.

                7.2. No Litigation. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging Buyer's proposed acquisition of the Company, or limiting or restricting Buyer's conduct or operation of the business of the Company following the transactions contemplated by this Agreement shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending. There shall be no action, suit, claim or proceeding of any nature pending or, to the knowledge of the Buyer threatened, against the Buyer or its properties or any of its officers, that could materially and adversely affect the business, assets, liabilities, financial condition, results of operations or prospects of the Buyer taken as a whole. A certificate to the foregoing effects dated the Closing Date and signed by the President or any Vice President of Buyer shall have been delivered to the Company and the Member.

                7.3. Consents and Approvals. All necessary consents of, and filings with, any governmental authority or agency or third party relating to the consummation by Buyer of the transactions contemplated herein, shall have been obtained and made. Any waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated, and no action by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of the transactions contemplated hereby shall be pending.

                7.4. Employment Agreements. The Employees each shall have entered into an employment agreement with the Buyer or the Company in a form reasonably satisfactory to the Employees.


           8.   INDEMNIFICATION.

                8.1. General Indemnification by the Members. Each Member and TLG Member, jointly and severally, covenants and agrees to indemnify, defend, protect and hold harmless Buyer and the Company and their respective officers, directors, employees, members, assigns, successors and affiliates (individually, an "Indemnified Party" and collectively, "Indemnified Parties") from, against and in respect of:

                     (a)  all    liabilities,    losses,    claims,
damages, punitive damages, causes of action, lawsuits, administrative proceedings (including informal proceedings), investigations, audits, demands, assessments, adjustments, judgments, settlement payments, deficiencies, penalties, fines, interest (including interest from the date of such damages) and costs and expenses (including without limitation reasonable attorneys' fees and disbursements of every kind, nature and description) (collectively, "Damages") suffered, sustained, incurred or paid by the Indemnified Parties in connection with, resulting from or arising out of, directly or indirectly:

                          (i)  any breach of any  representation or
warranty of the Members, TLG Members or the Company set forth in this Agreement or any Schedule or certificate, delivered by or on behalf of any Member, TLG Member or the Company in connection herewith; or

                          (ii) any  nonfulfillment  of any covenant
or agreement by the Members or TLG Members or, prior to the Closing Date, the Company, under this Agreement; or

                          (iii)    the   business,   operations  or
assets of the Company or its Subsidiary prior to the Closing Date or the actions or omissions of the Company's or its Subsidiary's managers, officers, members, employees or agents prior to the Closing Date, other than Damages arising from matters expressly disclosed in the Company Financial Statements, this Agreement or the Schedules to this Agreement; or

                          (iv) the matters  disclosed  on Schedules
3.22 (environmental matters), 3.24 (employee benefit plans), and 3.25 (taxes), and 3.26 (conformity with law; litigation); or

                          (v)  (a) any  failure  by the  Members to
pay or otherwise discharge that portion of the Asset Purchase Obligation to be paid at or before the Closing pursuant to Section 1.B of the Settlement Agreement or (b) any breach by Sudberry of the Sudberry Purchase Agreement; and

                     (b) any and all Damages incident to any of the foregoing or to the enforcement of this Section 8.1.

                8.2. Limitation and Expiration. Notwithstanding the above:

                     (a)  there   shall   be   no   liability   for
indemnification under Section 8.1 until and unless the aggregate amount of Damages exceeds $70,000 (the "Indemnification Threshold", such that if there are idemnifiable Damages in excess of the Indemnification Threshold, the Members and TLG Members shall have liability only for that portion of Damages which exceeds $70,000); provided, however, that the Indemnification Threshold shall not apply to (i) adjustments to the Cash Purchase Price as set forth in Section 1.3; (ii) Damages arising out of any breaches of the covenants of the Members or TLG Members set forth in this Agreement or the representations and warranties made in Sections 3.4 (matters relating to membership interests), 3.5 (options and similar rights with respect to membership interests), 3.19 (significant customers; material contracts and commitments), 3.22 (environmental matters),
3.24 (employee benefit plans), 3.25 (taxes), or 3.26 (conformity with law; litigation) (other than the Directline Productions claim identified on Schedule
3.26 to which the Indemnification Threshold shall apply), or (iii) Damages described in Section 8.1(a)(iv) or (v);

                     (b)  the aggregate  amount of the Members' and
TLG Members' liability under this Article 8 shall not exceed the Purchase Price; provided, however, that the Members' and TLG Members' liability for Damages arising out of any breaches of the representations made in Sections 3.22 (environmental matters), 3.24 (employee benefit plans) or 3.25 (taxes) or Damages described in Section 8.1(a)(ii), (iv) or (v) shall not be subject to such limitation and shall not count toward the limitation described in the first clause of this Section 8.2(b);

                     (c)  the  indemnification   obligations  under
this Article 8, or under any certificate or writing furnished in connection herewith, shall terminate at the date that is the later of clause (i) or (ii) of this Section 8.2(c):

                          (i)  (1) except  as  to  representations,
warranties,  and  covenants  specified  in  clause  (i)(2)  of this
Section 8.2(c), the third anniversary of the Closing Date, or

                               (2) with respect to  representations
and warranties contained in Sections 3.22 (environmental matters), 3.24 (employee benefit plans), 3.25 (taxes), and the indemnification set forth in
Section 8.1(a)(ii), (iii), (iv) or (v), on (A) the date that is six (6) months after the expiration of the longest applicable federal or state statute of limitation (including extensions thereof), or (B) if there is no applicable statute of limitation, (x) ten (10) years after the Closing Date if the Claim is related to the cost of investigating, containing, removing, or remediating a release of Hazardous Material into the environment, or (y) five (5) years after the Closing Date for any other Claim covered by clause (i)(2)(B) of this Section 8.2(c); or

                          (ii) the final resolution of claims or demands pending
as of the relevant dates described in clause (i) of this Section 8.2(c) (such claims referred to as "Pending Claims").

                     (d) The Company, the Members, and the TLG Members shall not be liable for Damages arising due to the failure to obtain the consent of Citicorp Credit Services, Inc. ("Citicorp") that would otherwise be required as a result of the transactions contemplated by this Agreement pursuant to Section 8.2(e) and (f) of the Vendor Services Agreement dated July 1, 1998 between Citicorp and the Company.

                8.3. Indemnification Procedures All claims or demands for indemnification under this Article 8 ("Claims") shall be asserted and resolved as follows:

                     (a) In the event that any Indemnified Party has a Claim against any party obligated to provide indemnification pursuant to Section 8.1 hereof (the "Indemnifying Party") which does not involve a Claim being asserted against or sought to be collected by a third party, the Indemnified Party shall with reasonable promptness notify the Members' Representative of such Claim, specifying the nature of such Claim and the amount or the estimated amount thereof to the extent then feasible (the "Claim Notice"). If the Members' Representative does not notify the Indemnified Party within thirty (30) days after the date of delivery of the Claim Notice that the Indemnifying Party disputes such Claim, with a detailed statement of the basis of such position, the amount of such Claim shall be conclusively deemed a liability of the Indemnifying Party hereunder. In case an objection is made in writing in accordance with this Section 8.3(a), the Indemnified Party shall respond in a written statement to the objection within thirty (30) days and, for sixty (60) days thereafter, attempt in good faith to agree upon the rights of the respective parties with respect to each of such Claims (and, if the parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties).

                     (b) (i) In the event that any Claim for which the Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against an Indemnified Party by a third party (a "Third Party Claim"), the Indemnified Party shall deliver a Claim Notice to the Members' Representative. The Members' Representative shall have thirty (30) days from the date of delivery of the Claim Notice to notify the Indemnified Party (A) whether the Indemnifying Party disputes liability to the Indemnified Party hereunder with respect to the Third Party Claim, and, if so, the basis for such a dispute, and
(B) if such party does not dispute liability, whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend against the Third Party Claim, provided that the Indemnified Party is hereby authorized (but not obligated) to file any motion, answer or other pleading and to take any other action which the Indemnified Party shall deem necessary or appropriate to protect the Indemnified Party's interests.

                          (ii) In the event that Members'  Representative timely
notifies the Indemnified Party that the Indemnifying Party does not dispute the Indemnifying Party's obligation to indemnify with respect to the Third Party Claim, the Indemnifying Party shall defend the Indemnified Party against such Third Party Claim by appropriate proceedings, provided that, unless the Indemnified Party otherwise agrees in writing, the Indemnifying Party may not settle any Third Party Claim (in whole or in part) if such settlement does not include a complete and unconditional release of the Indemnified Party. If the Indemnified Party desires to participate in, but not control, any such defense or settlement the Indemnified Party may do so at its sole cost and expense. If the Indemnifying Party elects not to defend the Indemnified Party against a Third Party Claim, whether by failure of such party to give the Indemnified Party timely notice as provided herein or otherwise, then the Indemnified Party, without waiving any rights against such party, may settle or defend against such Third Party Claim in the Indemnified Party's sole discretion and the Indemnified Party shall be entitled to recover from the Indemnifying Party the amount of any settlement or judgment and, on an ongoing basis, all indemnifiable costs and expenses of the Indemnified Party with respect thereto, including interest from the date such costs and expenses were incurred.

                          (iii) If at any time, in the reasonable opinion of the
Indemnified Party, notice of which shall be given in writing to the Members' Representative, any Third Party Claim seeks material prospective relief which could have an adverse effect on any Indemnified Party or the Company or any Subsidiary, the Indemnified Party shall have the right to control or assume (as the case may be) the defense of any such Third Party Claim and the amount of any judgment or settlement and the reasonable costs and expenses of defense shall be included as part of the indemnification obligations of the Indemnifying Party hereunder. If the Indemnified Party elects to exercise such right, the Indemnifying Party shall have the right to participate in, but not control, the defense of such Third Party Claim at the sole cost and expense of the Indemnifying Party.

                     (c)  Nothing   herein   shall  be   deemed  to
prevent the Indemnified Party from making a Claim, and an Indemnified Party may make a Claim hereunder, for potential or contingent Damages provided the Claim Notice sets forth the specific basis for any such potential or contingent claim or demand to the extent then feasible and the Indemnified Party has reasonable grounds to believe that such Claim may be made.

                     (d)  Subject  to  the  provisions  of  Section
8.2, the Indemnified Party's failure to give reasonably prompt notice as required by this Section 8.3 of any actual, threatened or possible claim or demand which may give rise to a right of indemnification hereunder shall not relieve the Indemnifying Party of any liability which the Indemnifying Party may have to the Indemnified Party unless the failure to give such notice materially and adversely prejudiced the Indemnifying Party.

                     (e)  The   parties   will   make   appropriate
adjustments for any Tax benefits, Tax detriments or insurance proceeds in determining the amount of any indemnification obligation under this Article 8, provided that no Indemnified Party shall be obligated to continue pursuing any payment pursuant to the terms of any insurance policy.

                8.4. Survival of Representations Warranties and Covenants. All representations, warranties and covenants made by the Company, the Members, the TLG Members, and Buyer in or pursuant to this Agreement or in any document delivered pursuant hereto shall be deemed to have been made on the date of this Agreement (except as otherwise provided herein) and, if a Closing occurs, as of the Closing Date. The representations of the Company, the TLG Members, and the Members will survive the Closing and will remain in effect until, and will expire upon, the termination of the indemnification obligations as provided in
Section 8.2. The representations of Buyer will survive the Closing and will remain in effect until, and will expire upon the third anniversary of the Closing Date.

                8.5. Remedies Cumulative. The remedies set forth in this Article 8 are cumulative and shall not be construed to restrict or otherwise affect any other remedies that may be available to the Indemnified Parties under any other agreement or pursuant to statutory or common law.

                8.6. Right to Set Off. Buyer shall have the right, but not the obligation, to set off, in whole or in part, against the Pledged Assets or any Earn-out, amounts finally determined under Section 8.3 to be owed to Buyer by the Members or the TLG Members under Section 8.1 hereof.

           9. NON-COMPETITION.

                9.1. Prohibited Activities. Each Member and TLG Member acknowledges that during the course of his or its direct or indirect ownership of the Membership Interests, he or it developed relationships on behalf of and acquired proprietary and confidential information about the Company and its Subsidiary, including, but not limited to, its customers, vendors, prices, sales strategies and other information, some of which may be regarded and treated by the Company and its Subsidiary and Buyer as trade secrets. In order to protect the Company's and/or Buyer's critical interest in these relationships and information, the Members and TLG Members covenant that they will not, for a period of four (4) years following the Closing Date, for any reason whatsoever, directly or indirectly, for himself or itself or on behalf of or in conjunction with any other person, persons, partnership, corporation, or business of whatever nature:

                     (a)  engage,   as   an   officer,    director,
manager, shareholder, owner, partner, member, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or adviser, or as a sales representative, in any business selling any products or services in direct competition with the Company or its Subsidiary, within 50 miles of any locations where the Company or its Subsidiary both have an office and conduct business ("Territory"). As used in this subsection, "competition" shall mean engaging, directly or indirectly, for himself or any other person or entity, in
(i) any facet of the business of the Company or its Subsidiary in which such Member or TLG Member was engaged in prior to the Closing Date or (ii) any facet of the business of the Company or its Subsidiary about which such Member or TLG Member acquired proprietary or confidential information during the course of his or its direct or indirect ownership of the Membership Interests;

                     (b)  hire  or  join  with  in  a   competitive
business capacity, any employee of the Company or its Subsidiary within the Territory;

                     (c)  solicit   or   accept    business   which
competes with the business of the Company or its Subsidiary from any person who is, on the Closing Date, or that has been, within one (1) year prior to the Closing Date, a customer of the Company or its Subsidiary; or

                     (d) acquire or enter into any agreement to acquire any prospective acquisition candidate that was, to the knowledge of such Member or TLG Member, either called upon by the Company or its Subsidiary as a prospective acquisition candidate or was the subject of an acquisition analysis by the Company or its Subsidiary within 3 years prior to the Closing Date. Each Member and TLG Member, to the extent lacking the knowledge described in the preceding sentence, shall immediately cease all contact with such prospective acquisition candidate upon being informed that the Company or its Subsidiary had called upon such candidate or made an acquisition analysis thereof.

                     Notwithstanding   the  above,   the  foregoing
covenant shall not be deemed to prohibit the Members or TLG Members from acquiring as an investment not more than one percent (1%) of the capital stock of a competing business whose stock is traded on a national securities exchange or over- the-counter.

                9.2. Confidentiality. Each Member recognizes that by reason of his or its direct or indirect ownership of the Membership Interests and, if applicable, his employment by the Company or its Subsidiary, he or it has acquired confidential information and trade secrets concerning the operation of the Company and its Subsidiary, the use or disclosure of which could cause the Company or its affiliates or Subsidiary substantial loss and damages that could not be readily calculated and for which no remedy at law would be adequate. Accordingly, each Member and TLG Member covenants and agrees with the Company and Buyer that he or it will not at any time, except in performance of obligations to the Company or with the prior written consent of the Company pursuant to authority granted by a resolution of the Board of Managers of the Company, directly or indirectly, disclose any secret or confidential information that he or it may learn or has learned by reason of his or its ownership of the Membership Interest or his employment by the Company or its Subsidiary, or affiliates, or use any such information in a manner detrimental to the interests of the Company or Buyer, unless (i) such information becomes known to the public generally through no fault of any Member, (ii) disclosure is required by law or the order of any governmental authority under color of law, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party, provided, that prior to disclosing any information pursuant to clause (i), (ii) or (iii) above, the Member or TLG Member (as applicable) shall give prior written notice thereof to Buyer and provide Buyer with the opportunity to contest such disclosure and shall cooperate with efforts to prevent such disclosure. The term "confidential information" includes, without limitation, information not previously disclosed to the public or to the trade by the Company's or Buyer's management with respect to the Company's or Buyer's, or any of their affiliates' or Subsidiary's, products, facilities, and methods, trade secrets and other intellectual property, software, source code, systems, procedures, manuals, confidential reports, product price lists, customer lists, financial information (including the revenues, costs, or profits associated with any of the Company's or its Subsidiary's products), business plans, prospects, or opportunities but shall exclude any information already in the public domain.

                9.3. Damages. Because of the difficulty of measuring economic losses to Buyer as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to Buyer for which it would have no other adequate remedy, each Member and TLG Member agrees that the foregoing covenant may be enforced by Buyer in the event of breach by such Member or TLG Member, by injunctions and restraining orders.

                9.4. Reasonable Restraint. The parties agree that the foregoing covenants in this Article 9 impose a reasonable restraint on each Member and TLG Member in light of the activities and business of Buyer on the date of the execution of this Agreement, assuming the completion of the transactions contemplated hereby.

                9.5. Severability; Reformation. The covenants in this Article 9 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

                9.6. Independent Covenant. All of the covenants in this Article 9 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Member or TLG Member against Buyer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Buyer of such covenants. The parties expressly acknowledge that the terms and conditions of this Article 9 are independent of the terms and conditions of any other agreements including, but not limited to, any employment agreements entered into in connection with this Agreement. It is specifically agreed that the period of four (4) years stated at the beginning of this Article 9 during which the agreements and covenants of each Member and TLG Member made in this Article 9 shall be effective, shall be computed by excluding from such computation any time during which any Member or TLG Member is found by a court of competent jurisdiction to have been in violation of any provision of this Article 9. The covenants contained in Article 9 shall not be affected by any breach of any other provision hereof by any party hereto and shall have no effect if the transactions contemplated by this Agreement are not consummated.

                9.7. Materiality. The Company and each Member and TLG Member hereby agree that the covenants set forth in this Article 9 are a material and substantial part of the transactions contemplated by this Agreement, supported by adequate consideration.

           10.  GENERAL.

                10.1. Intentionally Omitted.

                10.2. Intentionally Omitted.

                10.3. Successors and Assigns. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of Buyer, and the heirs and legal representatives of the Members and TLG Members. Notwithstanding anything in the foregoing to the contrary, Buyer may assign any of its rights or obligations under this Agreement to any direct or indirect subsidiary of Buyer in its sole and absolute discretion and without the consent of the Company, the Members or TLG Members; provided, however that in the event of such assignment Buyer shall continue to be liable to the Members for the payment of the Purchase Price.

                10.4. Entire Agreement; Amendment; Waiver. This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. Each of the Schedules to this Agreement is incorporated herein by this reference and expressly made a part hereof. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement. This Agreement shall not be amended or modified except by a written instrument duly executed by each of the parties hereto, or in accordance with Section 9.5. Any extension or waiver by any party of any provision hereto shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                10.5. Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original, and all of which counterparts taken together shall constitute but one and the same instrument.

                10.6. Brokers and Agents. Buyer and the Company and each Member and TLG Member (as a group) each represents and warrants to the other that it has not employed any broker or agent in connection with the transactions contemplated by this Agreement and agrees to indemnify the other against all losses, damages or expenses relating to or arising out of claims for fees or commission of any broker or agent employed or alleged to have been employed by such party.

                10.7. Expenses. Buyer has and will pay the fees, expenses and disbursements of Buyer and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement. The Members (and not the Company) have and will pay the fees, expenses and disbursements of the Members, the Company, and their agents, representatives, financial advisers, accountants and counsel incurred in connection with the subject matter of this Agreement ("Transaction Expenses"); provided, however, that the Company may pay on behalf of the Members Transaction Expenses to the extent that such payment does not cause the Company Net Working Capital to be less than the Company Net Working Capital Target as of the Closing Date.

                10.8. Specific Performance; Remedies. Each party hereto acknowledges that the other parties will be irreparably harmed and that there will be no adequate remedy at law for any violation by any of them of any of the covenants or agreements contained in this Agreement, including without limitation, the confidentiality obligations set forth in Section 5.7(b) and the non-competition provisions set forth in Article 9. It is accordingly agreed that, in addition to any other remedies which may be available upon the breach of any such covenants or agreements, each party hereto shall have the right to obtain injunctive relief to restrain a breach or threatened breach of, or otherwise to obtain specific performance of, the other parties, covenants and agreements contained in this Agreement.

                10.9. Notices. Any notice, request, claim, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or sent by telefax (with confirmation of receipt), by registered or certified mail, postage prepaid, or by recognized courier service, as follows:

           If to Buyer or the Company to:
           Workflow Management, Inc.
           240 Royal Palm Way
           Palm Beach, FL  33480
           Attn: Claudia S. Amlie, Esq.
           Vice President and General Counsel
           (Telefax:  (561) 659-7793)

           with a required copy to:
           Kaufman & Canoles, P.C.
           P.O.  Box 3037
           Norfolk, VA  23514
           Attn:  Gus J. James,  II, Esq.  and T.  Richard  Litton,
                  Jr., Esq.
           (Telefax: (757) 624-3169)

           If to any Member to the Members' Representative:
           Marvin S. Robinson, Esq.
           Tannenbaum Dubin & Robinson, LLP
           1140 Avenue of the Americas
           New York, NY  10036
           (Telefax: (212) 302-2906)

           with a required copy to:
           Mr. Robert Fishbein
           Mr. Richard M. Schlanger
           United Envelope Co., Inc.
           525 West 52nd Street
           New York, NY 10019
           (Telefax: (212) 974-8315)
or to such other address as the person to whom notice is to be given may have specified in a notice duly given to the sender as provided herein. Such notice, request, claim, demand, waiver, consent, approval or other communication shall be deemed to have been given as of the date so delivered, telefaxed, mailed or dispatched and, if given by any other means, shall be deemed given only when actually received by the addressees.

                10.10. Governing Law, Arbitration, Jurisdiction, and Attorneys' Fees. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Delaware. Except for final determinations of the Actual Closing Net Worth and Actual Closing Net Working Capital, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration by one Arbitrator in New York, New York, in accordance with the rules of the American Arbitration
Association, and judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof. Each of the parties hereby consents to the jurisdiction of the Supreme Court of the State of New York for the County of New York and the United States District Court for the Southern District of New York for all purposes in connection with the arbitration referred to in this Section 10.10 and this Agreement, and further consents that any process or notice of motion in connection therewith may be served as a notice in accordance with the provisions of Section 10.9, within or without the State of New York, provided a reasonable time for appearance is allowed. Each of the parties hereto hereby irrevocably submits to the jurisdiction of such courts for the purposes of any suit, civil action or other proceeding arising out of, in connection with or with respect to this Agreement, the subject matter hereof, the performance or non-performance of any obligation hereunder, or any of the transactions contemplated hereby (collectively, "Suit"). Each of the parties hereto hereby waives and agrees not to assert by way of motion, as a defense or otherwise in any such Suit, any claim that it is not subject to the jurisdiction of the above courts, that such Suit is brought in an inconvenient forum, or that the venue of such Suit is improper. Whenever an attorney is used, to enforce this Agreement or to enforce, declare, or adjudicate any other rights or obligations under this Agreement, the costs and expenses thereof, including reasonable attorneys' fees and expenses, shall be payable by the non-prevailing party.

                10.12. Severability. If any provision of this Agreement or the application thereof to any person or circumstances is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such person or circumstances in any other jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable. The preceding sentence is in addition to and not in place of the severability provisions in Section 9.5.

                10.13. Absence of Third Party Beneficiary Rights. No provision of this Agreement is intended, nor will any provision be interpreted, to provide or to create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, employee or partner of any party hereto or any other person or entity.

                10.14. Mutual Drafting. This Agreement is the mutual product of the parties hereto, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the parties, and shall not be construed for or against any party hereto. As used in this Agreement, the term "person" shall mean an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                10.15. Further Representations. Each party to this Agreement acknowledges and represents that it has been represented by its own legal counsel in connection with the transactions contemplated by this Agreement, with the opportunity to seek advice as to its legalrights from such counsel. Each party further represents that it is being independently advised as to the tax consequences of the transactions contemplated by this Agreement and is not relying on any representation or statements made by the other party as to such tax consequences.

   The remainder of this page has been left blank intentionally

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                               WORKFLOW MANAGEMENT, INC.

                               By: /s/ Claudia Amlie
                                  ------------------------------
                               Name: Claudia Amlie

                               Title: Vice President

                               DIRECTPRO LLC


                               By: /s/ Robert Sands
                                  -------------------------
                               Robert Sands, President

                                    MEMBERS:

                                   /s/ Robert Sands
                                ----------------------------------
                                  Robert Sands

                               TLG REALTY LLC


                               By: /s/ Robert Fishbein
                                  -------------------------------
                                  Robert Fishbein, Member


                               By: /s/ Richard Schlanger
                                  -------------------------------
                                  Richard Schlanger, Member


                               TLG MEMBERS

                                   /s/ Robert Fishbein
                               ----------------------------------
                               Robert Fishbein, individually

                                  /s/ Richard Schlanger
                               ----------------------------------
                               Richard Schlanger, individually

By signing below, Marvin S. Robinson agrees to serve as Members' Representative for purposes of this Agreement.

  /s/ Marvin S. Robinson
----------------------------------
      Marvin S. Robinson